UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Horizon Pharma, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HORIZON PHARMA, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 27, 2014

NOTICE AND PROXY STATEMENT

                    , 2014

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders on Friday, June 27, 2014. The Annual Meeting will begin at 8:00 a.m., Central Time, at our corporate office, located at 520 Lake Cook Road, Suite 520, Deerfield, IL 60015.

The attached Notice of Annual Meeting and Proxy Statement describes how our Board of Directors operates, provides biographical information on our director nominees, gives information for the voting matters to be acted upon at the Annual Meeting and explains the proxy voting process.

Our Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote FOR all of the proposed nominees for election to the Board of Directors, FOR the approval of an amendment to the Company’s 2011 Equity Incentive Plan, FOR the approval, pursuant to NASDAQ Listing Rule 5635, of the issuance of shares of our common stock in excess of 13,164,951 shares upon conversion of our 5.00% Convertible Senior Notes due 2018, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014 and FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please take a moment now to vote your shares by internet, by toll-free telephone call or by signing and dating the enclosed proxy card and returning it in the pre-addressed, postage-paid envelope provided.

We look forward to seeing you on June 27, 2014, and urge you to vote as soon as possible.

Sincerely,

Timothy P. Walbert

Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 27, 2014

Dear Stockholder:

We will be holding the Annual Meeting of Stockholders of Horizon Pharma, Inc., on Friday, June 27, 2014, beginning promptly at 8:00 a.m., Central Time, at our corporate office, located at 520 Lake Cook Road, Suite 520, Deerfield, IL 60015. You are being asked to vote on the following matters:

1.	To elect the two nominees for Class III Directors named herein to hold office until the 2017 Annual Meeting of Stockholders.

2.	To approve an amendment to our 2011 Equity Incentive Plan.

3.	To approve, pursuant to NASDAQ Listing Rule 5635, the issuance of shares of our common stock in excess of 13,164,951 shares upon conversion of our 5.00% Convertible Senior Notes due 2018.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.

5.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.

6.	To conduct any other business properly brought before the meeting.

Only stockholders of record at the close of business on May 20, 2014, the record date for the Annual Meeting, are entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment or postponement thereof. On or about             , 2014, we will mail to our common stockholders proxy materials. We ask that you review the Proxy Statement carefully and complete, sign, date and return the enclosed proxy card in the envelope provided or vote over the internet or by telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting

to Be Held on Friday, June 27, 2014, at 8:00 a.m., Central Time,

at 520 Lake Cook Road, Suite 520, Deerfield, IL 60015.

The Proxy Statement and Annual Report to stockholders

are available at www.envisionreports.com/hznp.

By Order of the Board of Directors

Robert J. De Vaere

Secretary

Deerfield, Illinois

                    , 2014

HORIZON PHARMA, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 27, 2014

PROXY STATEMENT

INTRODUCTION

Your proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) of Horizon Pharma, Inc., a Delaware corporation (“Horizon,” the “Company,” “we,” “our” or “us”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m., Central Time, on Friday, June 27, 2014, at the Company’s corporate office, located at 520 Lake Cook Road, Suite 520, Deerfield, Illinois 60015, for the purposes set forth in the Notice of Annual Meeting of Stockholders, and at any adjournment or postponement thereof. The mailing address of the principal executive office of the Company is 520 Lake Cook Road, Suite 520, Deerfield, Illinois 60015. The Company expects that this Proxy Statement, the related proxy and Notice of Annual Meeting of Stockholders will first be mailed to stockholders on or about                     , 2014.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because our Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

How do I attend the Annual Meeting?

The meeting will be held on Friday, June 27, 2014, at 8:00 a.m., Central Time, at our corporate office, located at 520 Lake Cook Road, Suite 520, Deerfield, IL 60015. Information on how to vote in person at the Annual Meeting is provided below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on May 20, 2014 will be entitled to vote at the Annual Meeting. On this record date, there were                      shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on May 20, 2014, your shares were registered directly in your name with Horizon’s transfer agent, Computershare Shareowner Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 20, 2014, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of two Class III Directors;

•	Approval of an amendment to our 2011 Equity Incentive Plan;

•	Approval, pursuant to NASDAQ Listing Rule 5635, of the issuance of shares of our common stock in excess of 13,164,951 shares upon conversion of our 5.00% Convertible Senior Notes due 2018;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014; and

•	Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement, in accordance with Securities and Exchange Commission (“SEC”) rules.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the Class III nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on June 26, 2014, to be counted.

•

To vote through the internet, go to http://www.envisionreports.com/hznp to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 26, 2014, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Horizon. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or through the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting is being provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of May 20, 2014.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 through 3 or 5 without your instructions, but may vote your shares on Proposal 4.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal 1, the election of all nominees for Class III directors, “For” Proposal 2, the approval of an amendment to the Company’s 2011 Equity Incentive Plan, “For” Proposal 3, the approval, pursuant to NASDAQ Listing Rule 5635, of the issuance of shares of the Company’s common stock in excess of 13,164,951 shares upon conversion of the Company’s 5.00% Convertible Senior Notes due 2018, “For” Proposal 4, to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014 and “For” Proposal 5, the advisory approval of executive compensation. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We have retained MacKenzie Partners, Inc. (“MacKenzie”), a proxy solicitation firm, to solicit proxies in connection with the Annual Meeting at a cost of approximately $20,000 plus expenses. The cost of soliciting proxies incurred by the Company and MacKenzie, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the Company’s common stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Horizon’s Secretary at 520 Lake Cook Road, Suite 520, Deerfield, IL 60015.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, with respect to the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and with respect to other proposals, votes “For” and “Against,” abstentions and broker non-votes. Abstentions will be counted towards the vote total for Proposals 2 through 5, and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•

For the election of Class III Directors, the two nominees named in this Proxy Statement receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

Proposal 2, the approval of an amendment to the Company’s 2011 Equity Incentive Plan, will be approved if it receives “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 3, the approval, pursuant to NASDAQ Listing Rule 5635, of the issuance of shares of the Company’s common stock in excess of 13,164,951 shares upon conversion of the Company’s 5.00% Convertible Senior Notes due 2018, will be approved if it receives “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 4, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2014, will be approved if it receives “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 5, the advisory approval of the compensation of the Company’s named executive officers, will be considered to be approved if it receives “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were                      shares outstanding and entitled to vote. Thus, the holders of                      shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The Proxy Statement and the Annual Report to stockholders are available at www.envisionreports.com/hznp.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 30, 2014 by: (i) each director and nominee for director; (ii) each of the named executive officers in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options, warrants or other rights held by such persons that are exercisable as of June 29, 2014, which is 60 days after April 30, 2014.

Percentage of beneficial ownership is based on 73,247,110 shares of common stock outstanding as of April 30, 2014. Unless otherwise indicated, the address for the following stockholders is c/o Horizon Pharma, Inc., 520 Lake Cook Road, Suite 520, Deerfield, IL 60015.

Name and Address of Beneficial Owner or Identity of Group	Number and Percentage of Shares Beneficially Owned
	Shares	Percentage
5% or greater stockholders:
Fidelity and its affiliates(1)	6,698,856	8.8%
82 Devonshire St.
Boston, Massachusetts 02109
Essex Woodlands Health Ventures Fund VII, LP(2)	5,815,940	7.9%
335 Bryant St., 3rd Floor
Palo Alto, CA 94301
Deerfield Management, L.P.(3)	4,638,888	6.3%
780 Third Avenue, 37th Floor
New York, NY 10017
Broadfin Capital, LLC(4)	4,257,469	5.8%
237 Park Avenue, Suite 900
New York, NY 10017
Quaker Bioventures Capital II, LLC(5)	4,206,378	5.7%
2929 Arch St., 3rd Floor, the Cira Centre
Philadelphia, PA 19104-2857
CD-Venture and its affiliates(6)	4,157,575	5.6%
Bergheimer St. 89/1
69115 Heidelberg, Germany
Atlas Venture Fund VI, L.P. and its affiliates(7)	3,895,404	5.3%
25 First Street, Suite 303
Cambridge, MA 02141

Directors and named executive officers:
Jeff Himawan, Ph.D.(8)	5,815,940	7.9%
Jeffrey W. Bird, M.D., Ph.D.(9)	3,531,819	4.8%
Michael Grey(10)	34,917	*
Ronald Pauli(11)	34,917	*
Gino Santini(12)	33,162	*
H. Thomas Watkins(13)	6,666	*
Timothy P. Walbert(14)	754,984	1.0%
Robert J. De Vaere(15)	296,644	*
Jeffrey W. Sherman, M.D., FACP(16)	297,746	*
Todd N. Smith(17)	114,656	*

All executive officers and directors as a group (11 persons)(18)	10,946,451	14.5%

*	Represents beneficial ownership of less than one percent.

(1)

Includes (a) 3,915,400 shares and (b) 2,783,456 shares issuable upon exercise of warrants. This information is based on the Schedule 13G filed with the SEC on January 10, 2014 by FMR LLC, which reflects beneficial ownership as of December 31,

2013. FMR LLC reported that it had beneficial ownership of, and sole dispositive power with respect to, 3,915,400 shares of our common stock, including 2,783,456 shares issuable upon exercise of warrants. The Schedule 13G includes shares beneficially owned by Edward C. Johnson, III and family members, Fidelity Management & Research Company (“Fidelity”), Fidelity SelectCo, LLC (“SelectCo”), and Strategic Advisers, Inc. (“Strategic Advisers”). Fidelity, SelectCo and Strategic Advisers are all wholly-owned subsidiaries of FMR LLC and are beneficial owners as a result of acting as investment advisers to various registered investment companies (the “Fidelity funds”). Mr. Johnson is Chairman of FMR LLC. The Schedule 13G states that Mr. Johnson and various family members, through their ownership of FMR LLC common stock and the execution of a stockholders’ voting agreement, may be deemed a controlling group with respect to FMR LLC. The Schedule 13G also states that neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the Fidelity funds’ boards of trustees pursuant to established guidelines.
(2)	Includes (a) 5,064,731 shares and (b) 751,209 shares issuable upon exercise of warrants. James L. Currie, Jeff Himawan, Martin Sutter, Immanuel Thangaraj and Petri Vainio share voting and investment power over the shares held by Essex Woodlands Health Ventures Fund VII, L.P. and each disclaim beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(3)	Includes (a) 4,488,888 shares and (b) 150,000 shares issuable upon exercise of warrants. This information is based on the Schedule 13G filed with the SEC on February 14, 2014. The shares are beneficially owned by Deerfield Partners, L.P., Deerfield International Master Fund, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Special Situations International Master Fund, L.P., of which Deerfield Management, L.P. is the general partner.
(4)	Includes 4,257,469 shares beneficially owned by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler. This information is based on the Schedule 13G filed on February 14, 2014 with the SEC.
(5)	Includes (a) 3,516,009 shares and (b) 690,369 shares issuable upon exercise of warrants. This information is based on the Schedule 13G filed with the SEC on February 14, 2013. Quaker BioVentures Capital II, L.P., the general partner of Quaker BioVentures II, L.P., and Quaker BioVentures Capital II, LLC, the general partner of Quaker BioVentures Capital II, L.P., may be deemed to share voting and investment power with respect to such shares with Quaker BioVentures II, L.P.
(6)	Includes (a) 3,595,714 shares and (b) 561,861 shares issuable upon exercise of warrants. This information is based on the Schedule 13G filed with the SEC on February 14, 2014 by Christoph F. Boehringer and CD-Venture GmbH. Mr. Boehringer is the beneficial owner of 4,157,575 shares of our common stock, including 2,357,575 shares of our common stock beneficially owned by CD-Venture.
(7)	Includes (a) 3,516,377 shares held by Atlas Venture Fund VI, L.P. (“Atlas VI”), (b) 64,385 shares held by Atlas Venture Fund VI GmbH & Co. KG (“Atlas GmbH”), (c) 107,532 shares held by Atlas Venture Entrepreneurs’ Fund VI, L.P. (“Atlas EVC”), and (d) 197,456, 3,616, and 6,038 shares issuable upon exercise of warrants held by Atlas VI, Atlas GmbH and Atlas EVC, respectively. These shares are held directly by Atlas VI, Atlas EVC and Atlas GmbH. Atlas Venture Associates VI, L.P. (“AVA VI L.P.”) is the sole general partner of Atlas VI and Atlas EVC and the managing limited partner of Atlas GmbH. Atlas Venture Associates VI, Inc. (“AVA VI Inc.”) is the sole general partner of AVA VI L.P. Jean-Francois Formela, M.D., Jeffrey Fagnan and Kristen Laguerre are each directors of AVA VI Inc. As a result, each of Dr. Formela, Mr. Fagnan and Ms. Laguerre may be deemed to have beneficial ownership with respect to all shares held by AVA VI Inc. Each of the foregoing disclaims beneficial ownership of these shares except to the extent of their pecuniary interest therein.
(8)	Includes the shares referred to in footnote (2) above. Dr. Himawan disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(9)	Includes (a) 178,406 shares held by the Jeffrey W. Bird and Christina R. Bird Trust dated October 31, 2000 (the “Bird Trust”), of which Dr. Bird is a trustee, (b) 21,685 shares issuable upon exercise of warrants held by the Bird Trust, (c) 2,837,826 shares held by Sutter Hill Ventures, a California Limited Partnership (“SHV”), (d) 458,902 shares issuable upon exercise of warrants held by SHV, (e) 5,000 shares held by Dr. Bird in a Roth IRA account, (f) l,250 shares issuable upon the exercise of warrants held by Dr. Bird in a Roth IRA account, (g) 7,000 shares held by NestEgg Holdings, a Limited Partnership, (h) 1,750 shares issuable upon exercise of warrants held by NestEgg Holdings and (i) 20,000 shares that Dr. Bird has the right to acquire from us within 60 days of April 30, 2014 pursuant to the exercise of stock options. Dr. Bird disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(10)	Includes 34,917 shares that Mr. Grey has the right to acquire from us within 60 days of April 30, 2014 pursuant to the exercise of stock options.
(11)	Includes 34,917 shares that Mr. Pauli has the right to acquire from us within 60 days of April 30, 2014 pursuant to the exercise of stock options.
(12)	Includes 33,162 shares that Mr. Santini has the right to acquire from us within 60 days of April 30, 2014 pursuant to the exercise of stock options.
(13)	Includes 6,666 shares that Mr. Watkins has the right to acquire from us within 60 days of April 30, 2014 pursuant to the exercise of stock options.
(14)	Includes (a) 105,207 shares, (b) 75,465 restricted stock units that are fully vested but are subject to a delayed issuance stock award such that the underlying shares have not yet been issued and (c) 574,312 shares that Mr. Walbert has the right to acquire from us within 60 days of April 30, 2014 pursuant to the exercise of stock options.
(15)	Includes (a) 68,604 shares, (b) 32,890 restricted stock units that are fully vested but are subject to a delayed issuance stock award such that the underlying shares have not yet been issued and (c) 195,150 shares that Mr. De Vaere has the right to acquire from us within 60 days of April 30, 2014 pursuant to the exercise of stock options.
(16)	Includes (a) 73,309 shares, (b) 29,287 restricted stock units that are fully vested but are subject to a delayed issuance stock award such that the underlying shares have not yet been issued and (c) 195,150 shares that Dr. Sherman has the right to acquire from us within 60 days of April 30, 2014 pursuant to the exercise of stock options.
(17)	Includes (a) 22,924 shares, (b) 31,787 restricted stock units that are fully vested but are subject to a delayed issuance stock award such that the underlying shares have not yet been issued and (c) 59,945 shares that Mr. Smith has the right to acquire from us within 60 days of April 30, 2014 pursuant to the exercise of stock options.
(18)	Includes the following held by our executive officers (which includes Robert F. Carey) and directors, in the aggregate: (a) 8,363,007 shares, (b) 169,429 restricted stock units that are fully vested but are subject to a delayed issuance stock award such that the underlying shares have not yet been issued, (c) 1,179,219 shares that can be acquired within 60 days of April 30, 2014 pursuant to the exercise of stock options and (d) 1,234,796 shares issuable upon the exercise of warrants.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has seven members. There are three directors in the class whose term of office expires on the date of the Annual Meeting, one of whom was not nominated for re-election at the Annual Meeting. Each of the nominees listed below is currently a director of the Company who was nominated for election to the Board of Directors by the Board of Directors, including the members of the Nominating and Corporate Governance Committee. If elected at the Annual Meeting, each of these nominees would serve until the 2017 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting. All of our then-current directors attended our 2013 Annual Meeting of Stockholders, except for Jean-François Formela, M.D.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected as Class III directors. Only two nominees are proposed for election as Class III directors. The size of the Board of Directors will be reduced to six members following the Annual Meeting due to Board of Directors’ decision not to nominate one current director for re-election at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. Such shares may not be voted for a greater number of persons than the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2017 Annual Meeting of Stockholders

Gino Santini. Mr. Santini, 57, has served on the Board of Directors since March 2012. Mr. Santini currently serves on the boards of directors of AMAG Pharmaceuticals, Inc. and Allena Pharmaceuticals, Inc. and is retired from a distinguished career with Eli Lilly and Company (“Lilly”) that spanned nearly three decades. During his tenure at Lilly, Mr. Santini held various leadership positions of increasing responsibility, including manager of various international regions, president of the women’s health franchise and president of U.S. operations. Mr. Santini capped his career at Lilly as a member of the company’s executive committee and as the senior vice president of corporate strategy and business development. Mr. Santini, fluent in four languages, holds an undergraduate degree in mechanical engineering from the University of Bologna and a master’s in business administration from the University of Rochester. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Santini’s extensive international and domestic commercial and business development experience brings important insight to the Board of Directors as it plans the Company’s future growth.

Timothy P. Walbert. Mr. Walbert, 47, has served as the Company’s Chairman of the Board of Directors and the Company’s President and Chief Executive Officer since its inception in March 2010. Mr. Walbert has also served as the president and chief executive officer of Horizon Pharma USA since June 2008 and on its board of directors since July 2008. From May 2007 to June 2009, Mr. Walbert served as president, chief executive officer and director of IDM Pharma, Inc. (“IDM”), a biopharmaceutical company which was acquired by Takeda America Holdings, Inc. (“Takeda”) in June 2009. From January 2006 to May 2007, Mr. Walbert served as executive vice president, commercial operations of NeoPharm, Inc., a biopharmaceutical company. From June 2001 to August 2005, Mr. Walbert served as divisional vice president and general manager, Immunology, where he led the global development and launch of HUMIRA, which exceeded $11.0 billion in 2013 sales, and divisional vice president, global cardiovascular strategy at Abbott, a broad-based healthcare company, now AbbVie. From April 1998 to June 2001, Mr. Walbert served as director, Celebrex North America and arthritis team leader, Asia Pacific, Latin America and Canada at G.D. Searle & Company (“G.D. Searle”), a pharmaceutical company. From 1991 to 1998, Mr. Walbert also held sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co., Inc. (“Merck”) and Wyeth. Mr. Walbert received his B.A. in business from Muhlenberg College, in Allentown, Pennsylvania. Mr. Walbert also serves on the boards of directors of XOMA Corporation (NASDAQ: XOMA), Raptor Pharmaceutical Corp. (NASDAQ: RPTP), Egalet Corporation (NASDAQ: EGLT), the Biotechnology Industry Organization (BIO), the Illinois Biotechnology Industry Organization (iBIO), ChicagoNEXT, a World Business Chicago (WBC) led council of technology leaders and the Greater Chicago Arthritis Foundation. In 2013, Mr. Walbert was appointed by Illinois Governor Pat Quinn to the Illinois Innovation Council. Our board believes that Mr. Walbert’s business expertise, including his prior executive level leadership, give him the operational expertise, breadth of knowledge and valuable understanding of our industry, which qualify him to serve as a director and to lead our board as chairman.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE

Directors Continuing in Office Until the 2015 Annual Meeting of Stockholders

Michael Grey. Mr. Grey, 61, has served on the Board of Directors since September 2011 and as lead independent director of the Company since August 2012. Mr. Grey currently serves as president and chief executive officer at Lumena Pharmaceuticals, Inc. and is a venture partner at Pappas Ventures. Mr. Grey holds over 30 years of experience in the pharmaceutical and biotechnology industries, and has held senior positions at a number of companies, including president and chief executive officer of SGX Pharmaceuticals, Inc. (sold to Lilly in 2008), president and chief executive officer of Trega Biosciences, Inc. (sold to Lion Bioscience in 2001) and president of BioChem Therapeutic Inc. For approximately 20 years, Mr. Grey served in various roles with Glaxo, Inc. and Glaxo Holdings, P.L.C., culminating in his position as vice president, corporate development and director of international licensing. Mr. Grey also serves on the boards of directors of BioMarin Pharmaceutical Inc. and Selventa, Inc. Mr. Grey received a B.S. in chemistry from the University of Nottingham in the United Kingdom. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Grey is qualified to serve as a director of the Company on the basis of his extensive experience managing pharmaceutical and biopharmaceutical companies, which will bring important strategic insight to the Board of Directors as it plans the Company’s future growth.

Ronald Pauli. Mr. Pauli, 53, has served on the Board of Directors since September 2011. Mr. Pauli is currently a financial consultant for the pharmaceutical and life science industries. Prior to that, Mr. Pauli held senior positions at a number of biopharmaceutical companies, including chief financial officer at Sagent Pharmaceuticals, Inc. and NeoPharm, Inc. and corporate controller and interim chief financial officer at Abraxis BioScience, Inc. (formerly American Pharmaceutical Partners, Inc.). In addition, Mr. Pauli previously served as corporate controller for Applied Power, Inc. and R.P. Scherer Corporation, held multiple finance positions at Kmart Corporation and began his career with Ernst & Whinney. Mr. Pauli received a B.S. in accounting from Michigan State University and a master’s degree in finance from Walsh College. The Nominating and Corporate Governance Committee and the Board of Directors believe that Pauli is qualified to serve as a director of the Company on the basis of his financial experience at numerous biotechnology and pharmaceutical companies, which will add valuable expertise in guiding the strategic direction of the Company and working with the investment community.

Directors Continuing in Office Until the 2016 Annual Meeting of Stockholders

H. Thomas Watkins. Mr. Watkins, 61, has served on the Board of Directors since April 2014. Mr. Watkins, in his most recent role, was director, president and chief executive officer of Human Genome Sciences (HGS) from 2004 until HGS was acquired by GlaxoSmithKline in 2012. Before leading HGS, Mr. Watkins spent over twenty years in senior roles at Abbott and its affiliates in the U.S. and Asia, most recently serving as the president of TAP Pharmaceutical Products, Inc., which was jointly owned by Abbott and Takeda Pharmaceutical Company, Inc. During his tenure, he led the growth of TAP from approximately $2 billion to over $4 billion in annual revenue. Mr. Watkins began his career in 1974 with Arthur Andersen & Co. From 1979 to 1985, he was a management consultant with McKinsey and Company, Inc., working with multinational companies in the U.S., Europe and Japan. Mr. Watkins holds a bachelor’s degree from the College of William and Mary, and a master’s degree in business administration from the University of Chicago Graduate School of Business. Mr. Watkins is the chairman of the board of directors of Vanda Pharmaceuticals, Inc. He is also a member of the board of directors of the Biotechnology Industry Organization (BIO) and a member of the board of visitors of The College of William and Mary. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Watkins is qualified to serve as a director of the Company on the basis of his valuable industry experience, which will bring important strategic insight to the Board of Directors as it plans the Company’s future growth.

Jeff Himawan, Ph.D. Dr. Himawan, 49, has served on the Board of Directors since our inception in March 2010 and has served on the board of directors of Horizon Pharma USA since July 2007. In 1999, Dr. Himawan joined Essex Woodlands Health Ventures, L.P., a venture capital firm, where he now serves as a managing director. Dr. Himawan also currently serves on the boards of directors of Catalyst Biosciences, Inc., MediciNova, Inc., Light Sciences Oncology, Inc., and Symphogen, Inc. Dr. Himawan previously served on the board of directors of Iomai Corporation from 2001 to 2007, when it was acquired by Intercell AG. Dr. Himawan co-founded Seed-One Ventures, a venture capital firm, where from 1996 to 2001 he served as a managing director. Dr. Himawan received his B.S. in biology from the Massachusetts Institute of Technology and his doctorate in biological chemistry and molecular pharmacology from Harvard University. The Nominating and Corporate Governance Committee and the Board of Directors believe that, as a successful venture capitalist, Dr. Himawan brings important strategic insight to the Board of Directors, as well as experience working with the investment community.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

The Board of Directors currently consists of seven members and is divided into three classes, as follows:

•	Class I, which consists Mr. Grey and Mr. Pauli, and whose term will expire at our 2015 Annual Meeting of Stockholders;

•	Class II, which consists of Dr. Himawan and Mr. Watkins, and whose term will expire at our 2016 Annual Meeting of Stockholders; and

•	Class III, which consists of Jeffrey W. Bird, M.D., Ph.D., Mr. Santini and Mr. Walbert, and whose term will expire at the Annual Meeting.

At each Annual Meeting of Stockholders, the successors to directors whose terms then expire will serve until the third Annual Meeting of Stockholders following their election and until their successors are duly elected and qualified. The authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in our control or management. Our directors may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of our voting stock.

Independence of the Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Grey, Mr. Pauli, Mr. Watkins, Dr. Himawan, Dr. Bird and Mr. Santini. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Mr. Walbert, the Company’s President and Chief Executive Officer is not an independent director by virtue of his employment with the Company.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.horizonpharma.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Board Leadership Structure

The Company’s Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Mr. Walbert. The Company believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In the Company’s view, separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to a relatively less informed independent Board Chair.

The Company requires the election, by the independent directors of the Board, of an independent lead director to serve during any period when there is no independent Chairman of the Board. Because Mr. Walbert is currently serving as Chief Executive Officer and Chairman of the Board, in August 2012, the independent directors of the Board named Mr. Grey as the lead independent director. The lead independent director periodically establishes the agenda for meetings of the independent directors, coordinates with the committee chairs to report committee matters to the full Board, presides over executive sessions and other meetings of the independent directors, conveys messages from meetings of the independent directors to the Chief Executive Officer and makes himself available to discuss with other directors any concerns they may have about the Company and its performance. The Company believes that this leadership structure provides the appropriate level of independent oversight necessary to ensure that the Board meets its fiduciary obligations to the Company’s stockholders, that the interests of management and our stockholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our stockholders.

Stockholder Communications With the Board of Directors

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Horizon at 520 Lake Cook Road, Suite 520, Deerfield, IL 60015 or communicate online to the Board of Directors as a group. This information is available on the Company’s website at www.horizonpharma.com.

Each communication will be reviewed by Horizon’s Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

All communications directed to the Audit Committee in accordance with the Company’s Whistleblower Hotline that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Company’s Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Business Development Committee studies, reviews, monitors and evaluates potential business development opportunities for the Company and recommends to the Board potential transactions within the scope of the Company’s goals and business development strategy.

Meetings of the Board of Directors

The Board of Directors held 14 meetings and acted by unanimous written consent without a meeting six times during 2013. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

Information Regarding Committees of the Board of Directors

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Business Development Committee. The following table provides membership and meeting information for fiscal 2013 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance		Business Development
Timothy P. Walbert							X
Jeffrey W. Bird, M.D., Ph.D.					X
Jean-François Formela, M.D.(1)					X
Michael Grey	X		X				X	*
Jeff Himawan, Ph.D.			X	*			X
Ronald Pauli	X	*	X
Gino Santini	X				X	*	X
H. Thomas Watkins(2)
Total meetings in fiscal 2013	4		3		1		3

*	Committee Chairperson during 2013

(1)	Dr. Formela served on the Board of Directors and the Nominating and Corporate Governance Committee until April 2014.
(2)	Mr. Watkins has served on the Board of Directors, the Nominating and Corporate Governance Committee and the Business Development Committee since April 2014.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee is composed of three non-employee directors: Mr. Pauli, Mr. Grey and Mr. Santini, with Mr. Pauli serving as the chairperson of the Audit Committee. The Audit Committee met four times during the last fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at www.horizonpharma.com.

The Audit Committee performs numerous functions including, among other things:

•

evaluating the performance, independence and qualifications of the Company’s independent registered public accounting firm and determining whether to retain the Company’s existing independent registered public accounting firm or engage a new independent registered public accounting firm;

•	reviewing and approving the engagement of the Company’s independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of the Company’s independent registered public accounting firm on the Company’s engagement team as required by law;

•	reviewing the Company’s annual and quarterly financial statements and reports and discussing the statements and reports with the Company’s independent registered public accounting firm and management;

•

reviewing with the Company’s independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of the Company’s financial controls;

•	as appropriate, reviewing any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in the Company’s annual proxy statement;

•	reviewing and providing oversight with respect to any related party transactions and monitoring compliance with the Company’s code of business conduct and ethics;

•	reviewing the Company’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	reviewing the Company’s investment policy on a periodic basis; and

•	reviewing and evaluating, at least annually, the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

The Board of Directors has also determined that Mr. Pauli qualifies as an “audit committee financial expert,” within the meaning of SEC regulations and the NASDAQ Listing Rules. In making this determination, the Board of Directors has considered Mr. Pauli’s formal education and the nature and scope of his previous experience, coupled with past and present service on various audit committees. Both the independent registered public accounting firm and management periodically meet privately with the Audit Committee.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Audit Committee

Ronald Pauli, Chairman

Michael Grey

Gino Santini

Compensation Committee

The Compensation Committee is composed of three non-employee directors: Mr. Grey, Dr. Himawan and Mr. Pauli, with Dr. Himawan serving as the chairperson of the Compensation Committee. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee met three times during the last fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.horizonpharma.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	reviewing and recommending to the Board of Directors the compensation and other terms of employment of the Company’s executive officers;

•

reviewing and recommending to the Board of Directors performance goals and objectives relevant to the compensation of the Company’s executive officers and assessing their performance against these goals and objectives;

•	evaluating and approving the equity incentive plans, compensation plans and similar programs advisable for the Company, as well as modification or termination of existing plans and programs;

•	evaluating and recommending to the Board of Directors the type and amount of compensation to be paid or awarded to non-employee members of the Board of Directors;

•	administering the Company’s equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•

reviewing the competitiveness of the Company’s executive compensation programs and evaluating the effectiveness of the Company’s compensation policy and strategy in achieving expected benefits to the Company;

•

reviewing and recommending to the Board of Directors the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for its executive officers;

•	preparing the report that the SEC requires in the Company’s annual proxy statement;

•	reviewing the adequacy of the Company’s Compensation Committee charter on a periodic basis;

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee; and

•

evaluating risks associated with the Company’s compensation policies and practices and assessing whether risks arising from the Company’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

Each year, the Compensation Committee reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

In making its compensation decisions and recommendations, the Compensation Committee may take into account the recommendations of the Chief Executive Officer and other senior management, which, as defined in the Compensation Committee charter, includes any officer who reports directly to the Chief Executive Officer and any other officer of the Company or its subsidiaries so designated by the Chief Executive Officer. Other than giving such recommendations, however, the Chief Executive Officer and other senior management have no formal role and no authority to determine the amount or form of executive and director compensation.

The Compensation Committee may, at the expense of the Company, retain legal counsel (which may, but need not be, the regular corporate counsel to the Company) and other consultants and advisors to assist it with its functions. The Compensation Committee has authority to approve such advisors’ fees and other retention terms and to terminate its relationship with any advisor that it retains. In addition, the Compensation Committee has authority to delegate its responsibilities to subcommittees or individual committee members.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an executive officer or employee of the Company. None of the Company’s officers currently serves, or has served during the last completed year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee. Prior to establishing the Compensation Committee, our full Board of Directors made decisions relating to compensation of the Company’s officers.

Compensation Committee Report

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not to be incorporated by reference in any filing of Horizon under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Compensation Committee

Jeff Himawan, Ph.D., Chairman

Michael Grey

Ronald Pauli

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of three non-employee directors: Dr. Bird, Mr. Santini and Mr. Watkins, with Mr. Santini serving as the chairperson of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met one time during the last fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at www.horizonpharma.com.

The functions of the Nominating and Corporate Governance Committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on the Board of Directors;

•	determining the minimum qualifications for service on the Board of Directors;

•	evaluating director performance on the Board and applicable committees of the Board;

•	considering nominations by stockholders of candidates for election to the Board;

•	considering and assessing the independence of members of the Board of Directors;

•	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to the Board of Directors any changes to such principles;

•

periodically reviewing the Company’s policy statements to determine their adherence to its Code of Business Conduct and Ethics and considering any request by the Company’s directors or executive officers for a waiver from such Code;

•	reviewing the adequacy of its charter on an annual basis; and

•	evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider candidates for the Board of Directors who are recommended by stockholders, directors, third party search firms engaged by the Company and other sources. When selecting candidates for recommendation to the Board of Directors, the Nominating and Corporate Governance Committee will consider the attributes of the candidates and the needs of the Board of Directors and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, having familiarity with our business and industry, having high moral character and mature judgment, and being able to work collegially with others. In addition, factors such as the following shall be considered:

•

the independence standards established by the Company, the presence of any material interests that could cause a conflict between the Company’s interests and the interests of the director nominee, and the director nominee’s ability to exercise his or her best business judgment in the interest of all stockholders;

•	the director nominee’s willingness to adhere to the Company’s Code of Ethics;

•

the director nominee’s ability to devote sufficient time to the business of the Board of Directors and at least one of the standing committees of the Board of Directors, in light of the number of other boards on which the director nominee serves (for profit and not-for-profit) and the other business and professional commitments of the director nominee;

•	the appropriate size and the diversity of the Company’s Board of Directors;

•

the knowledge, skills and experience of the director nominee, including experience in the industry in which the Company operates, as well as in the general areas of business, finance, management and public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	the director nominee’s familiarity with domestic and international business matters;

•	legal and regulatory requirements that are applicable to the Company;

•	the director nominee’s experience with accounting rules and practices;

•	the director nominee’s ability to enhance the relationship of the Company’s business to the changing needs of society; and

•	the desire of the Board of Directors to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Corporate Governance Committee believes in an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Nominating and Corporate Governance Committee does not have a formal policy in this regard, the diversity of the Board is listed as a factor to be considered in evaluating candidates for the Board, among others, in the Horizon Pharma, Inc. Nominating and Corporate Governance Committee Charter, which is available on our website. The Nominating and Corporate Governance Committee seeks to achieve a range of talents, skills and expertise on the Board and evaluates each nominee with regard to the extent to which he or she contributes to this overall mix.

The Nominating and Corporate Governance Committee will consider director candidates recommended by Horizon stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a Horizon stockholder.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an Annual Meeting of Stockholders must do so by delivering a written recommendation to the Nominating and Corporate Governance Committee c/o Horizon Pharma, Inc., 520 Lake Cook Road, Suite 520, Deerfield, IL 60015, Attn: Secretary, (i) no later than the close of business on                    , 2015 which is 120 days prior to the first anniversary of the mailing date of this Proxy Statement, if such nomination is to be included in the Company’s proxy statement and form of proxy relating to the Annual Meeting of Stockholders, and (ii) no later than the close of business on March 29, 2015 which is 90 days prior to the first anniversary of the Annual Meeting, if such nomination is not to be included in the Company’s proxy statement and form of proxy relating to the Annual Meeting of Stockholders. Each submission must set forth:

•	the name and address of the Horizon stockholder on whose behalf the submission is made;

•	the number of Horizon shares that are owned beneficially by such stockholder as of the date of the submission;

•	the full name of the proposed candidate;

•	a description of the proposed candidate’s business experience for at least the previous five years;

•	complete biographical information for the proposed candidate; and

•	a description of the proposed candidate’s qualifications as a director.

Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

Business Development Committee

The Business Development Committee is composed of five directors: Mr. Grey, Dr. Himawan, Mr. Santini, Mr. Walbert and Mr. Watkins, with Mr. Grey serving as the chairperson of the Business Development Committee. With the exception of Mr. Walbert, the Company’s President and Chief Executive Officer, all members of the Business Development Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards).

The functions of the Business Development Committee include, among other things:

•

reviewing proposed product or business acquisitions, licensing, distribution, promotion, collaboration and other commercial agreements and arrangements, joint ventures, and any other business development transactions;

•	monitoring negotiations and other communications with third parties in connection with potential business development transactions;

•

considering historical and current information regarding the Company’s business, prospects, financial condition, operations, capabilities, products, management, advisors, competitive position and industry, and how these factors may affect business development opportunities;

•	considering general economic, industry and financial market conditions and trends, and how these factors may affect business development opportunities;

•	meeting with management to identify and assist the Board in evaluating opportunities that will further the Company’s business development strategy; and

•	periodically reviewing and evaluating prior transactions for consistency with, and achievement of, the Company’s strategic business goals, objectives or plans.

The Business Development Committee met three times during the last fiscal year. The Business Development Committee has adopted a written charter that is available to stockholders on the Company’s website at www.horizonpharma.com.

EXECUTIVE OFFICERS

The following table sets forth information regarding executive officers as of April 30, 2014:

Name	Age	Position with the Company
Timothy P. Walbert	47	President, Chief Executive Officer and Chairman of the Board of Directors
Robert F. Carey	55	Executive Vice President, Chief Business Officer
Robert J. De Vaere	56	Executive Vice President, Chief Financial Officer
Jeffrey W. Sherman, M.D., FACP	59	Executive Vice President, Development, Manufacturing and Regulatory Affairs and Chief Medical Officer
Todd N. Smith	44	Executive Vice President, Chief Commercial Officer

The following is biographical information as of April 30, 2014 for our executive officers other than Mr. Walbert, whose biographical information is included above.

Robert F. Carey. Mr. Carey has served as our executive vice president and chief business officer since March 2014. Prior to joining the Company, Mr. Carey spent more than 11 years as managing director and head of the life sciences investment banking group at JMP Securities LLC, a full-service investment bank. Prior to JMP, Mr. Carey was a managing director in the healthcare groups at Dresdner Kleinwort Wasserstein and Vector Securities. Mr. Carey also has held roles at Red Hen Bread, InStadium, Shearson Lehman Hutton, Inc. and Ernst & Whinney. Mr. Carey received his B.S. in accounting from the University of Notre Dame.

Robert J. De Vaere. Mr. De Vaere has served as our executive vice president and chief financial officer since our inception in March 2010 and as the executive vice president and chief financial officer of Horizon Pharma USA since October 2008. From May 2007 to June 2009, Mr. De Vaere served as senior vice president, finance and administration and chief financial officer at IDM, which was acquired by Takeda in 2009. From August 2006 to April 2007, Mr. De Vaere served as chief financial officer at Nexa Orthopedics, Inc., a medical device company, which was acquired by Tornier, Inc. in February 2007. From August 2005 to March 2006, Mr. De Vaere served as vice president, finance and administration and chief financial officer at IDM. From May 2000 to August 2005, Mr. De Vaere served as vice president and chief financial officer at Epimmune Incorporated, a pharmaceutical company focused on the development of vaccines, which was combined with IDM in August 2005. Prior to 2000, Mr. De Vaere served as vice president of finance and administration and chief financial officer at Vista Medical Technologies, Inc., a medical device company. Mr. De Vaere received his B.S. from the University of California, Los Angeles.

Jeffrey W. Sherman, M.D., FACP. Dr. Sherman has served as our executive vice president, development, manufacturing and regulatory affairs, and chief medical officer since June 2011, as our executive vice president, development and regulatory affairs and chief medical officer since our inception in March 2010 and as the executive vice president, development and regulatory affairs and chief medical officer of Horizon Pharma USA since June 2009. From June 2009 to June 2010, Dr. Sherman served as president and board member of the Drug Information Association (“DIA”), a nonprofit professional association of members who work in government regulatory, academia, patient advocacy, and the pharmaceutical and medical device industry. Dr. Sherman is now a past president of DIA and serves as DIA liaison to the Clinical Trial Transformation Initiative, a public-private partnership founded by the U.S. Food and Drug Administration and Duke University to improve the quality and efficiency of clinical trials. He also serves on the Board of Advisors of the Center for Information and Study on Clinical Research Participation, a nonprofit organization dedicated to educating and informing the public, patients, medical/research communities, the media, and policy makers about clinical research and the role each party plays in the process. Dr. Sherman is an adjunct assistant professor of Medicine at the Northwestern University Feinberg School of Medicine and is a member of a number of professional societies as well as a diplomat of the National Board of Medical Examiners and the American Board of Internal Medicine. From August 2007 to June 2009, Dr. Sherman served as senior vice president of research and development and chief medical officer at IDM which was acquired by Takeda in 2009. From June 2007 to August 2007, Dr. Sherman served as vice president of clinical science at Takeda, a pharmaceutical research and development center. From September 2000 to June 2007, Dr. Sherman served as chief medical officer and executive vice president at NeoPharm, Inc., a biopharmaceutical company. From October 1992 to August 2000, Dr. Sherman served as director, senior director and executive director of clinical research and head of oncology global medical operations at Searle/Pharmacia (“Searle”), a pharmaceutical company. Prior to joining Searle, Dr. Sherman worked in clinical pharmacology and clinical research at Bristol-Myers Squibb Company, a biopharmaceutical company. Dr. Sherman received his M.D. from the Rosalind Franklin University/Chicago Medical School. Dr. Sherman completed an internal medicine internship, residency and chief medical residency at Northwestern University as well as fellowship training at the University of California, San Francisco (“UCSF”). Dr. Sherman was also a research associate at the Howard Hughes Medical Institute at UCSF.

Todd N. Smith. Mr. Smith has served as our executive vice president and chief commercial officer since February 2012. Prior to that, Mr. Smith served as our senior vice president, sales, marketing and business development since October 2010. From January 2009 to August 2010, Mr. Smith served as vice president, global marketing, strategy and business development at Fenwal, Inc., a global medical device technology company, and managed a team of approximately 100 people located in the U.S. and abroad. Mr. Smith also served as vice president of automated business from May 2008 to January 2009, and amicus category business unit director from November 2007 to May 2008 at Fenwal. From April 2006 to November 2007, Mr. Smith served as director of marketing, virology franchise, at Abbott Laboratories (“Abbott”) and managed marketing and field teams of approximately 85 people. From March 2004 to April 2006, Mr. Smith served as director of sales, virology franchise, at Abbott, now AbbVie, managing a sales and training team of approximately 200 people. From April 2003 to April 2004, Mr. Smith served as deputy director — product management, segment markets and managed care, at Bayer Biological Products, a pharmaceutical company. At Bayer Biological Products, Mr. Smith also served as associate director of coagulation products from April 2002 to April 2003. From April 2001 to April 2002, Mr. Smith served as associate director of business development at Achillion Pharmaceuticals, Inc., a biopharmaceutical company focused on infectious disease. Prior to April 2001, Mr. Smith served as a regional sales manager, product manager and sales specialist at Agouron Pharmaceuticals, Inc., a pharmaceutical company, which was acquired by Pfizer Inc. in February 2000. Mr. Smith received his B.A. from Norwich University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis discusses the compensation philosophy, policies and principles underlying our executive compensation decisions for the 2013 fiscal year. It provides qualitative information on the factors relevant to these decisions and the manner in which compensation is awarded to our executive officers who have been named in the Summary Compensation Table included in this Proxy Statement and whom we refer to as our named executive officers.

Our Board of Directors has delegated responsibility for creating, reviewing and making recommendations regarding the compensation of our executive officers to the Compensation Committee of our Board of Directors, which is composed of independent directors under SEC regulations and the NASDAQ Listing Rules. The role of the Compensation Committee is to oversee our compensation and benefit plans and policies, to administer our equity incentive plans and to annually review and make recommendations to our Board of Directors who approve all compensation decisions relating to our executive officers.

Consideration of Stockholder Advisory Votes. Our say-on-pay vote held at our 2013 Annual Meeting of Stockholders was supported by approximately 93.6% of the votes affirmatively cast, excluding abstentions and broker non-votes. While this vote was only advisory, our Compensation Committee interpreted it to be a very positive affirmation from our stockholders that they strongly endorse our historical compensation philosophy, policies and decisions. Accordingly, the Compensation Committee determined to not make any significant changes in setting compensation levels for our executives. At our 2012 Annual Meeting of Stockholders, the Board recommended and our stockholders agreed to hold an advisory vote on executive compensation each year. In addition to holding an annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

Executive Summary

Our Compensation Committee believes that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of our industry group and peer group companies in that it both encourages our named executive officers to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks. The major aspects of our executive compensation program include the following:

•

No Guaranteed Salary Increases or Bonus Awards. We do not provide our named executive officers with guaranteed salary increases or bonuses. Our named executive officers are employed at-will and are expected to demonstrate strong performance in order to continue serving as members of the executive team.

•

No Excessive Perquisites. We do not provide personal lifestyle perquisites, such as country club memberships, vacation units, personal use of aircraft, personal entertainment accounts, or similar perquisites, nor do we provide tax-gross ups for any executive perquisites.

•

Responsible Severance and Change in Control Compensation. Our executive employment agreements and our Severance Benefit Plan in all cases require an involuntary or constructive termination of employment for our named executive officers to be eligible for any non-change of control related severance benefits or change of control related severance benefits. The severance benefits are less than two times the annual base salary for any of our named executive officers and we do not provide any tax gross-ups.

Compensation Objectives

We believe in providing a competitive total compensation package to our executive management team through a combination of base salary, discretionary annual bonuses, grants under our equity incentive compensation plan and severance and change in control benefits. Our executive compensation programs are designed to achieve the following objectives:

•	attract and retain talented and experienced executives to manage our business to meet our long-term objectives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and stockholders by motivating executive officers to achieve performance objectives that will increase stockholder value;

•

provide a competitive compensation package in which total compensation is determined in part by market factors, key performance objectives and milestones and the achievement level of these performance objectives and milestones by our executive officers; and

•	reward the achievement of key corporate and individual performance measures.

Our Compensation Committee believes that our executive compensation programs should include short- and long-term performance incentive components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations by increasing base salary levels, awarding cash bonuses and granting additional equity awards, as appropriate. The Compensation Committee evaluates both performance and compensation to make sure that the total compensation provided to our executives remains competitive relative to compensation paid by companies of similar size, geographic location and stage of development operating in the life sciences industries, taking into account our relative performance and our own strategic objectives.

Setting Executive Compensation

The Compensation Committee reviews and determines generally on an annual basis the compensation to be paid to our chief executive officer and other executive officers. As part of this process, we conduct an annual review of the aggregate level of our executive compensation, the mix of elements used to compensate our executive officers and historic compensation levels, including prior equity award gains and losses.

When setting executive compensation, the Compensation Committee generally considers compensation paid by life sciences companies included in the Radford Global Life Sciences Survey (the “Radford survey”), together with other information made available to it, such as compensation analysis performed by independent, third party compensation specialists. The Compensation Committee generally believes that gathering this information is an important part of our compensation-related decision-making process and typically provides additional context and validation for our executive compensation decisions. Although our Compensation Committee has used the Radford survey data as a tool in determining executive compensation, it typically has not used a formula to set our executives’ compensation in relation to this data. In addition, our Compensation Committee has typically taken into account advice from other non-employee members of our Board of Directors and publicly available data relating to the compensation practices and policies of other companies within and outside our industry.

The Compensation Committee has also considered and intends to continue to consider key performance objectives and milestones and the achievement level of these performance objectives and milestones by our executive officers as well as market factors in setting their base compensation and discretionary bonus levels, and awarding bonuses and long term incentives.

The Compensation Committee retains the services of third-party executive compensation specialists and consultants from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies. In 2012 and again in 2013, we engaged Compensia Inc. (“Compensia”), an executive compensation specialist to analyze our executive compensation practices against the practices of an industry peer group of twenty-two pharmaceutical companies with similar market capitalizations, number of employees and revenue levels. The following table shows the companies that made up our benchmark peer group. These peer group companies have market capitalization ranging from approximately $176 million to $1.4 billion, as compared to our current market capitalization of approximately $1.0 billion at April 30, 2014.

Peer Group
Acorda Therapeutics	Neurocrine Biosciences
AMAG Pharmaceuticals	Orexigen Therapeutics
Antares Pharma	Pacira Pharmaceuticals
Arena Pharmaceuticals	Progenics Pharmaceutical
Auxillium Pharma	Sangamo Biosciences
Avanir Pharmaceuticals	Spectrum Pharmaceuticals
BioDelivery Sciences	Sucampo Pharmaceuticals
Cadence Pharmaceuticals	Supernus Pharmaceuticals
Corcept Therapeutics	Synta Pharmaceuticals
Depomed	Vanda Pharmaceuticals
Dyax	VIVUS
INSYS Therapeutics	Zogenix
Ironwood Pharmaceuticals

Compensia was engaged in 2013 to analyze and present competitive ongoing market base salaries, discretionary annual bonuses, and long-term incentive grant practices provided by these peer group companies with respect to their employees, including executive management.

Benchmarking

In December 2013, the Compensation Committee reviewed our compensation philosophy. The philosophy is to attract and retain top talent with experience in building and leading a successful specialty pharmaceutical organization, provide competitive compensation and benefits opportunities that motivate appropriate risk taking to achieve success, clearly communicate the drivers of business success to create a sense of urgency and ownership among employees, create a direct, meaningful link between business results, individual performance and rewards to motivate over achievement, to provide flexibility in our compensation plans to allow differentiation for our employees with the highest performance and potential, to create equitable pay opportunities for management and high-level individual contributors and to align interests of management, employees and stockholders to set priorities and focus. The overall compensation goal is to target the 50th percentile of the total compensation of comparable companies and selectively the 75th percentile for employees with the highest performance and potential. In December 2013, the Board of Directors determined that due to their exceptional performance during 2013, the 2014 compensation of all of our named executive officers would be targeted at the 75th percentile of our peer group.

Independence of Compensation Consultant

In September 2013, the Compensation Committee conducted an independence and performance assessment of Compensia. In conducting the independence assessment, the Compensation Committee considered the following factors: whether Compensia provided any other services to the Company; the amount of fees received by Compensia from the Company as a percentage of Compensia’s total revenues; the policies and procedures of Compensia that are designed to prevent conflicts of interest; any business or personal relationship of the individual representative of Compensia who worked directly with the Compensation Committee; any of the Company’s stock owned by the individual representative of Compensia who worked directly with the Compensation Committee; and any business or personal relationship of the individual representative of Compensia who worked directly with the Compensation Committee, or of Compensia, with any of our executive officers. After conducting this assessment, the Compensation Committee concluded that the retention of Compensia did not raise any conflict of interest and that Compensia has consistently provided valuable advice and services to the Compensation Committee so that it would continue to retain Compensia as its independent compensation consultant.

Role of Chief Executive Officer in Compensation Decisions

The Chief Executive Officer typically evaluates the performance of other executive officers and employees, along with the performance of the Company as a whole against previously determined objectives, on an annual basis and makes recommendations to the Board of Directors or Compensation Committee with respect to annual salary adjustments, bonuses and annual equity awards for the other executives. The Compensation Committee exercises its own independent discretion in recommending salary adjustments and discretionary cash and equity-based awards for all executive officers for final approval to the Board of Directors. The Chief Executive Officer is not present during deliberations or voting with respect to his own compensation.

Elements of Executive Compensation

The compensation program for our executive officers consists principally of base salary, annual cash incentive compensation and long-term compensation in the form of equity awards, as well as severance protection for certain of our executive officers through employment agreements with those executive officers and our Severance Benefit Plan. As discussed in more detail below, base salary is based primarily on market factors and annual cash incentive compensation is a target percentage of base salary, with the actual amount awarded determined in the Compensation Committee’s discretion based upon its determination of the level of attainment of performance goals. The amount of cash compensation and the amount of equity awards granted to our executives are both considered in determining total compensation for our executive officers.

Historically, we have not specified a target percentage of the overall compensation to be represented by the various compensation elements. The Compensation Committee’s intention was that performance based cash incentive bonuses and long-term equity compensation should be a significant part of the executive’s compensation, and historically, it has represented a significant portion of an executive’s total pay package, so that approximately 30% to 70% of our executive officers total potential compensation is at risk. This helps with implementing a culture in which our named executive officers know that their take home pay, to a large extent, depends upon the Company’s performance. Employees in more senior roles have an increasing proportion of their potential compensation at risk and tied to performance because they are in a position to have greater influence on the Company’s performance results. For example, approximately 70% of our Chief Executive Officer’s total potential 2013 compensation was at risk. For purposes of such calculations, with respect to stock unit award values, the value of the underlying shares on the date of grant was used.

We have selected each of the executive compensation components for the following reasons:

•

Taken as a whole, the components of the executive compensation program (base pay, annual cash incentive compensation, long-term compensation in the form of equity grants and our severance benefit protections) are comparable to the programs offered by other companies of our size in the life sciences and healthcare services industries; therefore, our compensation program generally helps us attract new executive talent and retain, motivate, and reward the executives that we currently employ.

•

The annual cash incentive program rewards executives for the satisfaction of our pre-established annual corporate performance goals. Compensation under this program directly rewards satisfaction of our corporate objectives and individual performance. We provide this program so that our executives will focus their efforts on annual company goals that are driven off of our longer term strategy, and to take actions that maximize stockholder value. Our Compensation Committee rewards executives only in the event of satisfactory corporate and individual performance.

•

Equity awards serve several purposes: first, they are a retention device, because the executive must continue employment with us for the awards to vest; and second, our performance restricted stock unit awards that vest upon satisfaction of corporate performance goals incentivize our executives to satisfy key performance objectives that will maximize stockholder value, and long term equity incentive awards that vest over time become more valuable as stockholder value increases.

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities, individual experience and market factors. Base salaries are reviewed annually, typically in connection with our annual performance review process. In December 2012, the Board of Directors approved the 2013 base salaries to align with 2013 market levels as reflected by the Radford survey data after taking into account individual responsibilities, performance and experience, and making a subjective determination as to whether and to what extent 2013 base salaries should be increased based upon those factors.

In December 2013, our Compensation Committee recommended increases to the base salaries for our executive officers, effective January 1, 2014, after a review of the Radford survey data for comparable companies and executive officer positions, executive officer salaries at the peer group companies, and individual and company performance. The Compensation Committee recommended and the board approved a 3.0% increase to the annual base salaries of Mr. De Vaere, Dr. Sherman and Mr. Smith, and a 9.3% increase for Mr. Walbert. These increases were approved in order to align their base salaries with the 75th percentile of the peer group companies because the Board of Directors determined that our named executive officers should be rewarded for our above target performance during 2013 and their individual efforts in contributing to such performance.

The base salaries for each of our named executive officers for 2014, 2013 and 2012 are as follows:

	Base Salary
Named Executive Officer	2014	2013	2012
Timothy P. Walbert	$644,100	$589,160	$572,000
Robert F. Carey(1)	$400,000	—	—
Robert J. De Vaere	$386,168	$374,920	$364,000
Jeffrey W. Sherman	$408,234	$396,340	$384,800
Todd N. Smith	$387,229	$375,950	$365,000
Mike Adatto(2)	—	$304,500	$300,000

(1)	Mr. Carey began employment with the Company on March 5, 2014 and is not currently a named executive officer.
(2)	Mr. Adatto terminated employment with the Company on June 17, 2013.

Mr. Carey began his employment with us on March 5, 2014. Mr. Carey’s base salary was set at $400,000 annually with a bonus target set at 50% of his base salary.

Annual Cash Incentive Compensation. In addition to base salaries, we provide performance-based cash bonuses as an incentive for our executives to achieve defined annual corporate goals.

2013 Incentive Compensation. For 2013, pursuant to their employment agreements, each executive officer had an established target cash bonus represented as a percentage of base salary as follows: 60% for Mr. Walbert, 40% for Mr. De Vaere, Dr. Sherman and Mr. Smith and 30% for Mr. Adatto. These established target bonus percentages were deemed market competitive based on Radford survey data at the time of hire of the executive officers and based on other then-current data. Bonus target percentages are reviewed annually and may be adjusted by the Compensation Committee in its discretion, although pursuant to the respective employment agreements with Mr. Walbert, Mr. De Vaere, Dr. Sherman and Mr. Smith, such percentages may not be reduced without the consent of the executive.

At the beginning of each calendar year, the Compensation Committee, in consultation with management, determines corporate goals and milestones for the executive officers. At the end of each year, the Compensation Committee reviews and determines the level of achievement for each corporate goal and milestone. Each of these corporate objectives and milestones are assigned a certain weight, and bonus payments are determined based on achievement of the various objectives. Final determinations as to discretionary bonus levels are based in part on the achievement of these corporate goals or milestones, as well as the Compensation Committee’s assessment as to the overall development of our business and corporate accomplishments. These corporate goals and milestones, and the proportional emphasis placed on each goal and milestone will vary over time depending on our overall strategic objectives and stage of development as a company, but relate generally to factors such as achievement of clinical, regulatory, manufacturing, commercialization and sales milestones for products or product candidates, financial factors such as achieving sales and income levels, raising or preserving capital, performance against our operating budget and individual performance.

Actual bonus award levels are determined at the Compensation Committee’s discretion and recommended to the Board of Directors for approval. At the close of the applicable calendar year, the Compensation Committee comes to a general, subjective conclusion as to whether the corporate goals were met, whether the executive has performed his duties in a satisfactory manner, and whether there were any other extraordinary factors that should be considered in determining the amount of bonus earned for the year. The Compensation Committee may decide to pay bonuses to the executive officers even if the specified corporate performance goals are not met, in recognition of the officer’s efforts throughout the year in meeting other objectives not contemplated at the beginning of the performance period. In making the final recommendation on the amount of bonuses earned, if any, the Compensation Committee considers the review of the year-end corporate results as well as the performance of the individual executive officers. In sum, the amount of variable compensation that is actually earned by our named executive officers is a subjective, entirely discretionary, determination made by the Compensation Committee without the use of pre-determined formulas. The Compensation Committee believes that maintaining discretion to evaluate our and the executive’s performance at the close of the year based on the totality of the circumstances, and to recommend or fail to recommend bonus compensation without reliance on rote calculations under set formulas, is appropriate in responsibly discharging its duties. Payouts of awarded bonuses, if any, are generally made in the year following the year of performance.

The 2013 corporate objectives established by the Compensation Committee at the beginning of 2013 were:

1.	achieve certain specified DUEXIS and RAYOS/LODOTRA sales targets;

2.	achieve a certain specified earnings before interest, taxes, depreciation and amortization (EBITDA) target;

3.	end the year with a certain specified minimum cash level;

4.	achieve certain specified commercial objectives relating to product prescriptions and managed care approval rates; and

5.	achieve certain specified business development and alliance management goals.

The Compensation Committee selected these goals because it believed that they were the best indicators of the achievement of the execution of our operating plan and are the factors that were most critical to increasing the value of our common stock. These goals, therefore, best aligned the financial interests of the named executive officers with those of our stockholders. In December 2013, the Board of Directors determined that these 2013 corporate objectives had been attained at a level of 125% of the targeted levels.

In December 2013, based on management’s recommendations and the Compensation Committee’s own review, deliberation and determination of achievement of the corporate objectives and milestones listed above, along with determination of achievement of personal goals, the Compensation Committee recommended and the Board approved bonus percentages for our named executive officers at 125% of target bonus amount for 2013, which resulted in the awarding of discretionary incentive bonus amounts of $441,870 for Mr. Walbert (125% of the 60% target), $198,172 for Dr. Sherman (125% of the 40% target), $187,460 for Mr. De Vaere (125% of the 40% target) and $187,975 for Mr. Smith (125% of the 40% target). Payment of the discretionary bonuses was made in January 2014.

In addition to the annual cash incentive bonuses described above, in December 2013 the Compensation Committee recommended and the Board of Directors approved a one-time bonus payment related to the completion of the acquisition of the U.S. rights to VIMOVO® from AstraZeneca AB in November 2013. The Compensation Committee deliberated and determined that the VIMOVO acquisition was a significant value creation event for the Company and that the executive officers should be compensated separately for their completion of the acquisition. The one-time bonus amounts approved were $300,000 for Mr. Walbert, $150,000 for Mr. De Vaere, and $125,000 for each of Dr. Sherman and Mr. Smith. The Compensation Committee and the board further determined that the bonus payments should be made in the form of fully vested stock units for a number of shares of our common stock with a value equal to the bonus payment amounts as of the award date, so that the Board of Directors approved 43,290 stock units for Mr. Walbert; 21,640 stock units for Mr. De Vaere; and 18,037 stock units each for Dr. Sherman and Mr. Smith. Shares of common stock were issued in settlement of the stock units on May 15, 2014.

2014 Cash Incentive Compensation. In December 2013, our Compensation Committee recommended changes to the target cash bonuses for our executive officers, effective for 2014, after a review of the 2013 Radford Global Life Sciences survey data for comparable companies and executive officer positions, and after reviewing executive officer cash incentive compensation at the peer group companies. The Compensation Committee recommended and the Board of Directors approved 2014 target cash bonuses expressed as a percentage of base salary as reflected in the table below. The Board of Directors approved these increases in target cash bonus percentages for 2014 in order to bring the executive’s total target cash compensation to the 75th percentile of the peer group.

Named Executive Officer	2013 Target Bonus	2014 Target Bonus
Timothy P. Walbert	60%	70%
Robert F. Carey(1)	—	50%
Robert J. De Vaere	40%	50%
Jeffrey W. Sherman	40%	45%
Todd N. Smith	40%	45%
Mike Adatto(2)	30%	—

(1)	Mr. Carey began employment with the Company on March 5, 2014 and is not currently a named executive officer.
(2)	Mr. Adatto terminated employment with the Company on June 17, 2013.

Long-term Incentive Program. We believe that by providing our executives the opportunity to increase their ownership of our stock, the best interests of stockholders and executives will be more aligned and will encourage long-term performance. The stock awards enable our executive officers to benefit from the appreciation of stockholder value, while personally participating in the risks of business setbacks. Our equity benefit plans have provided our executive officers the primary means to acquire equity or equity-linked interests in the Company. These equity awards are generally approved in December of each year and granted at the beginning of the subsequent year.

In January 2013, based on the recommendation of the Compensation Committee, the Board granted restricted stock units covering an aggregate of 273,700 shares of common stock to our named executive officers as part of their overall compensation package. The award level for each of our named executive officers related to the restricted stock unit grants were as follows: 128,700 restricted stock units for Mr. Walbert; 45,000 restricted stock units for Mr. De Vaere and Dr. Sherman; 55,000 restricted stock units for Mr. Smith; and 18,900 restricted stock units granted to Mr. Adatto (who terminated his employment with us in June 2013). These award levels were determined by the Compensation Committee to be at the 25th percentile of the long-term incentive compensation levels provided by our peers, and were made at this level in order to conserve the number of shares available for grant under the share reserve of our equity incentive plan.

In January 2014, based on the recommendation of the Compensation Committee, the Board of Directors granted restricted stock units and stock options to our named executive officers as part of their overall compensation package. The restricted stock unit grants were as follows: 198,000 restricted stock units for Mr. Walbert and 62,000 restricted stock units for each of Dr. Sherman and Messrs. De Vaere and Smith. The stock option grants were as follows: 223,000 stock options for Mr. Walbert and 70,000 stock options for each of Dr. Sherman and Messrs. De Vaere and Smith. These equity award levels were determined by the Compensation Committee to approximate the 75th percentile of the long-term incentive compensation levels provided by our peers, and were made at a level exceeding the 50th percentile of our peers in order to reward the executives for our above-target performance in 2013, as well as compensate for the lower level of equity awards previously granted to the named executive officers in January 2013 due to the limited number of shares available for grant under the equity incentive plan at that time. Subject to continued services, the restricted stock units vest in four equal annual installments, and the options vest in 48 equal monthly installments, in each case commencing January 2, 2014.

Severance and Change in Control Benefits. Our named executive officers are entitled to certain severance and change in control benefits. We believe these severance and change in control benefits are an essential element of our overall executive compensation package and assist us in recruiting and retaining talented individuals and aligning the executives’ interests with the best interests of the stockholders.

In January 2014, the Compensation Committee reviewed severance and change of control benefits of the peer group companies and based on that review, recommended, and the Board approved, changes to certain of the terms of the severance and change of control benefits for our executive officers. Mr. Walbert, Mr. De Vaere, Dr. Sherman and Mr. Smith each have severance benefit protection under the terms of their employment agreements which provide for up to 12 months’ base salary and COBRA health insurance premiums in the event of an involuntary or constructive termination. Mr. Walbert also receives his target annual bonus amount for the preceding year in the event of his involuntary termination. In the event of an involuntary or constructive termination in connection with a change in control, Mr. Walbert has severance benefit protection under the terms of his employment agreements which provide for up to 24 months’ base salary, two years of target bonus and 12 months COBRA health insurance premiums, and Mr. De Vaere, Dr. Sherman, and Mr. Smith have severance benefit protection under the terms of their employment agreements which provide for up to 12 months’ base salary, one year of target bonus and 12 months COBRA health insurance premiums. In addition, stock option and other equity awards are subject to acceleration under the terms of their employment agreements in the event of a qualifying termination within 90 days prior to or within 18 months following a change in control. Each of Mr. Walbert, Mr. De Vaere, Dr. Sherman and Mr. Smith must enter into a non-competition agreement that is to be effective during the period that the severance benefits are payable.

Our Severance Benefit Plan provides severance benefit protection for executives employed by the Company and its affiliates that do not have executive employment agreements, for a period of at least three months for vice president level and above. Mr. Adatto was eligible to receive severance benefits under the Severance Benefit Plan, which provided for six months’ base salary and COBRA health insurance premiums. In addition, stock option and other equity awards are subject to acceleration in the event of a qualifying termination within 90 days prior to or within 18 months following a change in control.

Severance benefits to our executives are payable only if the executive’s employment is involuntarily terminated without cause or constructively terminated under certain circumstances. The Compensation Committee believes that these benefits are an important element of the named executive officers’ retention and motivation and are consistent with compensation arrangements provided in a competitive market for executive talent, and that the benefits of such severance rights agreements, including generally requiring a release of claims against us as a condition to receiving any severance benefits are in our best interests. The severance benefits are also intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change of control transactions that may be in the best interests of our stockholders.

Other Compensation. All of our executive officers are eligible to receive our standard employee benefits, such as our 401(k) Plan, medical, dental, vision coverage, short-term disability, long-term disability, group life insurance, cafeteria plan, and the 2011 Employee Stock Purchase Plan, in each case on the same basis as our other employees. The Compensation Committee periodically reviews the levels of benefits provided to executive officers to ensure they remain reasonable and consistent with its compensation philosophy.

Risk Analysis. The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The design of our compensation policies and programs encourages our employees to remain focused on both our short- and long-term goals. For example, while our cash incentive plan measures performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained potential stock price appreciation, thus limiting the potential value of excessive risk-taking.

Accounting and Tax Considerations. We account for stock-based awards exchanged for employee services in accordance with the Compensation–Stock Compensation topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification. In accordance with the topic, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense over the period during which it is earned.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), limits our deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is “performance-based compensation.” To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, the Compensation Committee intends to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with our best interests and those of our stockholders.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2013, 2012 and 2011 by our Chairman, President and Chief Executive Officer; Executive Vice President and Chief Financial Officer; Executive Vice President, Development, Manufacturing and Regulatory Affairs and Chief Medical Officer; Executive Vice President and Chief Commercial Officer; and former Senior Vice President, Managed Care and Commercial Development, whom we collectively refer to as our “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Stock Awards(2)	Non Equity Incentive Plan		All Other Compensation(9)	Total
Timothy P. Walbert	2013	$589,160	$0	$257,250	$606,282	$441,870	(3)	$600	$1,895,162
Chairman, President and Chief Executive Officer	2012	$572,000	$0	$0	$588,000	$275,000	(3)	$1,218	$1,436,218
	2011	$550,000	$0	$797,744	$658,883	$363,000	(3)	$1,218	$2,370,845

Robert J. De Vaere	2013	$374,920	$0	$89,250	$256,667	$187,460	(4)	$600	$908,897
Executive Vice President and Chief Financial Officer	2012	$364,000	$0	$0	$462,000	$120,000	(4)	$1,156	$947,156
	2011	$350,000	$0	$197,170	$162,843	$162,800	(4)	$1,156	$873,969

Jeffrey W. Sherman	2013	$396,340	$0	$89,250	$231,914	$198,172	(5)	$600	$916,276
Executive Vice President,	2012	$384,800	$0	$0	$462,000	$142,000	(5)	$1,070	$989,870
Development, Manufacturing and Regulatory Affairs, and Chief Medical Officer	2011	$370,000	$0	$197,170	$162,843	$162,800	(5)	$1,070	$893,883

Todd Smith	2013	$375,950	$0	$106,750	$255,914	$187,975	(6)	$600	$927,189
Executive Vice President and Chief Commercial Officer	2012	$332,583	$0	$0	$315,000	$106,000	(6)	$824	$754,407
	2011	$274,275	$0	$80,455	$66,448	$96,250	(6)	$824	$518,252

Michael Adatto(8)	2013	$139,719	$0	$38,063	$47,520	$0		$300	$225,602
Former Senior Vice President, Managed Care and Commercial Development	2012	$300,000	$0	$0	$315,000	$37,000	(7)	$1,331	$653,331
	2011	$274,275	$0	$80,455	$66,448	$96,250	(7)	$1,331	$518,759

(1)

Amounts shown in this column do not reflect actual compensation received by our named executive officers. The amounts reflect the grant date fair value of stock option awards and are calculated in accordance with the provisions of FASB Accounting Standards Codification Topic 718 Compensation–Stock Compensation (“ASC Topic 718”) and assume no forfeiture rate derived in the calculation of the grant date fair value of these awards. Assumptions used in the calculation of these awards are included in Note 17 “Equity Incentive Plans” in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.
(2)	Amounts shown in this column do not reflect actual compensation received by our named executive officers. The amounts reflect the grant date fair value of restricted stock units issued in accordance with the provisions of ASC Topic 718 and are based on the closing stock price of our common stock on the date of grant and assume no forfeiture rate derived in the calculation of the grant date fair value of these awards. Stock awards granted to our named executive officers during 2013 and 2011 consisted of restricted stock units that vest equally in four annual installments commencing on the anniversary date of the grant. Stock awards granted to our named executive officers during 2013 also included a fully vested deferred issuance of restricted stock units provided as a one-time bonus payment in connection with the completion of our acquisition of the U.S rights to VIMOVO. Stock awards granted to our named executive officers during 2012 consisted of performance-based restricted stock units and vested only upon the achievement of certain performance objectives during 2012. For further information on our restricted stock units, see Note 17 “Equity Incentive Plans” in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.
(3)	In December 2011, the Board approved Mr. Walbert’s 2011 bonus in the amount of $363,000, but deferred payment until completion of a debt financing, which occurred in February 2012. Mr. Walbert’s target bonus amount for 2012 was $343,200. In December 2012, the Board approved Mr. Walbert’s bonus in the amount of $275,000, which was paid in January 2013. Mr. Walbert’s target bonus amount for 2013 was $353,496, or 60% of base salary. In December 2013, the Board approved Mr. Walbert’s bonus in the amount of $441,870, which was paid in January 2014.
(4)	In December 2011, the Board approved Mr. De Vaere’s 2011 bonus in the amount of $162,800, but deferred payment until the completion of the debt financing, which occurred in February 2012. Mr. De Vaere’s target bonus amount for 2012 was $145,600. In December 2012, the Board approved Mr. De Vaere’s bonus in the amount of $120,000, which was paid in January 2013. Mr. De Vaere’s target bonus amount for 2013 was $149,968, or 40% of base salary. In December 2013, the Board approved Mr. De Vaere’s bonus in the amount of $187,460, which was paid in January 2014.
(5)	In December 2011, the Board approved Dr. Sherman’s 2011 bonus in the amount of $162,800, but deferred payment until the completion of the debt financing, which occurred in February 2012. Dr. Sherman’s target bonus amount for 2012 was $153,920. In December 2012, the Board approved Dr. Sherman’s bonus in the amount of $142,000, which was paid in January 2013. Dr. Sherman’s target bonus amount for 2013 was $158,536, or 40% of base salary. In December 2013, the Board approved Dr. Sherman’s bonus in the amount of $198,172, which was paid in January 2014.
(6)	In December 2011, the Board approved Mr. Smith’s 2011 bonus in the amount of $96,250, but deferred payment until the completion of the debt financing, which occurred in February 2012. Mr. Smith’s target bonus for 2012 was $146,000. In December 2012, the Board approved Mr. Smith’s bonus in the amount of $106,000, which was paid in January 2013. Mr. Smith’s target bonus amount for 2013 was $150,380, or 40% of base salary. In December 2013, the Board approved Mr. Smith’s bonus in the amount of $187,975, which was paid in January 2014.
(7)	In December 2011, the Board approved Mr. Adatto’s 2011 bonus in the amount of $96,250, but deferred payment until the completion of the debt financing, which occurred in February 2012. Mr. Adatto’s target bonus amount for 2012 was $105,000. In December 2012, the Board approved Mr. Adatto’s bonus in the amount of $37,000, which was paid in January 2013.
(8)	On March 14, 2013, the Board of Directors determined that Mr. Adatto, our Senior Vice President, Managed Care and Commercial Development, would increasingly focus his efforts on managed care activities and, as a result, would no longer retain his prior policy making functions. Accordingly, his status as an executive officer at Horizon ended as of that date. On June 17, 2013, Mr. Adatto terminated his employment with Horizon. Upon termination of his employment, Mr. Adatto was eligible to receive severance benefits under the Severance Benefit Plan, which provided for six months’ base salary and COBRA health insurance premiums. On June 16, 2013, we entered into a three month consulting agreement with Mr. Adatto effective upon his termination of employment.
(9)	Amounts shown in this column include imputed income on life insurance benefits.

Payments Made Upon Termination. In January 2014, we entered into an amendment to the amended and restated employment agreement with Mr. Walbert, our President and Chief Executive Officer, that provides if we terminate Mr. Walbert without cause or if Mr. Walbert resigns for good reason, he will be entitled to (1) be compensated at his then annual base salary for 12 months from the date of his termination, (2) receive his target bonus in effect at the time of termination or, if none, his last target bonus, and (3) receive COBRA health insurance premiums for up to 12 months from the date of his termination. In addition, if Mr. Walbert is terminated without cause or if Mr. Walbert resigns for good reason within 90 days prior to or within 18 months following a change in control, 100% of the shares subject to options and restricted stock awards granted to Mr. Walbert will fully vest as of the termination date, and Mr. Walbert will be entitled to (1) be compensated at his then annual base salary for two years from the date of his termination, (2) receive two times his target bonus in effect at the time of termination or, if none, two times his last target bonus, and (3) receive COBRA health insurance premiums for up to 12 months from the date of his termination. Cause is defined as gross negligence or willful failure to substantially perform duties and responsibilities to us or willful and deliberate violation of any of our policies; conviction of a felony involving commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude; the unauthorized use or disclosure of any of our proprietary information or trade secrets and willful and deliberate breach of the executive’s obligations under the employment agreement that cause material injury to the Company. Resignation for good reason is defined as a material reduction in duties, authority or responsibilities; the relocation of the place of employment by more than 50 miles; or a material reduction of salary or annual target bonus opportunity. In the event of termination due to Mr. Walbert’s death or complete disability, he and/or his heirs shall be eligible to receive a pro-rated bonus for the year in which such termination occurs, as determined by the Board or Compensation Committee based on actual performance.

In January 2014, we entered into an amendment to the amended and restated employment agreement with Mr. De Vaere, our executive vice president and chief financial officer, that provides if we terminate Mr. De Vaere without cause or if Mr. De Vaere resigns for good reason, he will be entitled to be compensated at his then annual base salary for 12 months from the date of his termination and will also be entitled to receive COBRA health insurance premiums for up to 12 months from the date of his termination. In addition, if Mr. De Vaere is terminated without cause or resigns for good reason within 90 days prior to or within 18 months following a change in control, 100% of the shares subject to options and restricted stock awards granted to Mr. De Vaere will fully vest as of the termination date, and Mr. De Vaere will be entitled to (1) be compensated at his then annual base salary for 12 months from the date of his termination, (2) receive his target bonus in effect at the time of termination or, if none, his last target bonus, and (3) receive COBRA health insurance premiums for up to 12 months from the date of his termination. Cause is defined as gross negligence or willful failure to substantially perform duties and responsibilities to us or willful and deliberate violation of any of our policies; conviction of a felony or the commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude; the unauthorized use or disclosure of any of our proprietary information or trade secrets; and willful and deliberate breach of the executive’s obligations under the employment agreement that cause material injury to the Company. Resignation for good reason is defined as a material reduction in duties, authority or responsibilities; the relocation of the place of employment by more than 50 miles; or a material reduction of salary or annual target bonus opportunity. In the event of termination due to Mr. De Vaere’s death or complete disability, he and/or his heirs shall be eligible to receive a pro-rated bonus for the year in which such termination occurs, as determined by the Board or Compensation Committee based on actual performance.

In January 2014, we entered into an amendment to the amended and restated employment agreement with Dr. Sherman, our executive vice president of development, manufacturing and regulatory affairs and chief medical officer, that provides if we terminate Dr. Sherman without cause or if Dr. Sherman resigns for good reason, he will be entitled to be compensated at his then annual base salary for 12 months from the date of his termination and will also be entitled to receive COBRA health insurance premiums for up to 12 months from the date of his termination. In addition, if Dr. Sherman is terminated without cause or resigns for good reason within 90 days prior to or within 18 months following a change in control, 100% of the shares subject to options and restricted stock awards granted to Dr. Sherman will fully vest as of the termination date, and Dr. Sherman will be entitled to (1) be compensated at his then annual base salary for 12 months from the date of his termination, (2) receive his target bonus in effect at the time of termination or, if none, his last target bonus, and (3) receive COBRA health insurance premiums for up to 12 months from the date of his termination. Cause is defined as gross negligence or failure to substantially perform his duties and responsibilities or willful violation of any of our policies; conviction of a felony or the commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude; the unauthorized use or disclosure of any of our proprietary information or trade secrets; and breach of the executive’s obligations under the employment agreement that causes injury to the Company. Resignation for good reason is defined as the relocation of the place of employment by more than 50 miles, or a material reduction of salary or annual target bonus opportunity. In the event of termination due to Dr. Sherman’s death or complete disability, he and/or his heirs shall be eligible to receive a pro-rated bonus for the year in which such termination occurs, as determined by the Board or Compensation Committee based on actual performance.

In January 2014, we entered into an amendment to the employment agreement with Mr. Smith, our executive vice president and chief commercial officer, that provides if we terminate Mr. Smith without cause or if Mr. Smith resigns for good reason, he will be entitled to be compensated at his then annual base salary for 12 months from the date of his termination and will also be entitled to receive COBRA health insurance premiums for up to 12 months from the date of his termination. In addition, if Mr. Smith is terminated without cause or resigns for good reason within 90 days prior to or within 18 months following a change in control, 100% of the shares subject to options and restricted stock awards granted to Mr. Smith will fully vest as of the termination date, and Mr. Smith will be entitled to (1) be compensated at his then annual base salary for 12 months from the date of his termination, (2) receive his target bonus in effect at the time of termination or, if none, his last target bonus, and (3) receive COBRA health insurance premiums for up to 12 months from the date of his termination. Cause is defined as gross negligence or willful failure to substantially perform his duties and responsibilities or willful violation of any of our policies; conviction of a felony or the commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude; the unauthorized use or disclosure of any of our proprietary information or trade secrets; and willful and deliberate breach of the executive’s obligations under the employment agreement that causes injury to the Company. Resignation for good reason is defined as material reduction in executive duties, authority or responsibilities; the relocation of the place of employment by more than 50 miles; or a material reduction of salary or annual target bonus opportunity. In the event of termination due to Mr. Smith’s death or complete disability, he and/or his heirs shall be eligible to receive a pro-rated bonus for the year in which such termination occurs, as determined by the Board or Compensation Committee based on actual performance.

On June 17, 2013, Mr. Adatto terminated his employment with the Company. Upon termination of his employment, Mr. Adatto was eligible to receive severance benefits under the Severance Benefit Plan, which provided for six months’ base salary and COBRA health insurance premiums. On June 16, 2013, we entered into a three month consulting agreement with Mr. Adatto effective upon termination of his employment.

Change in Control. A change in control under our employment agreements with Mr. Walbert, Mr. De Vaere, Dr. Sherman and Mr. Smith is defined generally as (1) the sale of all or substantially all of our assets; (2) a merger or consolidation in which we are not the surviving entity and in which the holders of our outstanding voting stock immediately prior to such transaction own less than 50% of the voting power of the entity surviving the transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity’s parent; (3) a reverse merger in which we are the surviving entity but the shares of common stock outstanding prior to the merger are converted into other property and in which the holders of our voting stock immediately prior to such transaction own less than 50% of the voting power of our stock, or where we are a wholly-owned subsidiary of another entity, of our parent; or (4) an acquisition by any person, entity or group of beneficial ownership of at least 75% of the combined voting power entitled to vote in an election of our directors.

Releases. All termination-based payments (other than due to death or complete disability) to Mr. Walbert, Mr. De Vaere, Dr. Sherman and Mr. Smith pursuant to their employment agreements are contingent upon (1) the executive’s execution of a standard release of claims in our favor and (2) the executive’s entering into a non-competition agreement to be effective during the period during which the executive receives severance benefits.

Sections 280G and 4999. Any payment or benefit provided under our named executive officers’ employment agreements or otherwise in connection with a change in control may be subject to an excise tax under Section 4999 of the IRC. These payments also may not be eligible for a company tax deduction pursuant to Section 280G of the IRC. If any of these payments or benefits are subject to the excise tax, they may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.

The following table sets forth potential payments payable to our named executive officers upon a termination of employment without cause or resignation for good reason or termination of employment without cause or resignation for good reason following a change in control. The table below reflects amounts payable to our named executive officers assuming their employment was terminated on December 31, 2013 and, if applicable, a change in control also occurred on such date:

	Upon Termination Without Cause or Resignation for Good Reason - No Change of Control					Upon Termination Without Cause or Resignation for Good Reason - Change of Control(1)
Name	Cash Severance	Continuation of Medical Benefits	Bonus	Value of Accelerated Vesting(2)	Total	Cash Severance	Continuation of Medical Benefits	Bonus	Value of Accelerated Vesting(2)	Total
Timothy P. Walbert	$644,100	$19,192	$386,460	$0	$1,049,752	$1,288,200	$19,192	$772,920	$1,816,692	$3,897,004
Robert J. De Vaere	$386,168	$19,252	$0	$0	$405,420	$386,168	$19,252	$154,467	$632,887	$1,192,774
Jeffrey W. Sherman	$408,234	$19,252	$0	$0	$427,486	$408,234	$19,252	$163,294	$605,432	$1,196,212
Todd N. Smith	$387,229	$19,252	$0	$0	$406,481	$387,229	$19,252	$154,892	$607,581	$1,168,954
Michael Adatto(3)	—	—	—	—	$0	—	—	—	—	$0

(1)	Amounts in these columns assume that termination occurs within 90 days immediately preceding or during the 18 months immediately following a change in control.
(2)	The value of accelerated vesting is equal to the closing stock price of $7.62 per share on December 31, 2013, multiplied by the number of shares subject to accelerated vesting, less the stock option exercise price, if applicable.
(3)	Mr. Adatto terminated employment with the Company on June 17, 2013.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of non-equity incentive plan and equity incentive plan-based awards to our named executive officers for 2013:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Options Awards ($)(7)
		Target
Timothy P. Walbert	N/A	$441,870(1)
	1/2/2013		128,700	(5)	$308,880
	12/5/2013		43,290	(6)	$297,402
Robert J. De Vaere	N/A	$187,460(2)
	1/2/2013		45,000	(5)	$108,000
	12/5/2013		21,640	(6)	$148,667
Jeffrey W. Sherman	N/A	$198,172(3)
	1/2/2013		45,000	(5)	$108,000
	12/5/2013		18,037	(6)	$123,914
Todd Smith	N/A	$187,975(4)
	1/2/2013		55,000	(5)	$132,000
	12/5/2013		18,037	(6)	$123,914
Michael Adatto	1/2/2013		19,800	(5)	$47,520

(1)	Mr. Walbert’s target bonus for 2013 was $353,496, or 60% of his base salary. In December 2013, the Compensation Committee approved Mr. Walbert’s bonus in the amount of $441,870, or 125% of his target bonus, which was paid in January 2014.
(2)	Mr. De Vaere’s target bonus for 2013 was $149,968, or 40% of his base salary. In December 2013, the Compensation Committee approved Mr. De Vaere’s bonus in the amount of $187,460, or 125% of his target bonus, which was paid in January 2014.
(3)	Dr. Sherman’s target bonus for 2013 was $158,536, or 40% of his base salary. In December 2013, the Compensation Committee approved Dr. Sherman’s bonus in the amount of $198,172, or 125% of his target bonus, which was paid in January 2014.
(4)	Mr. Smith’s target bonus for 2013 was $150,380, or 40% of his base salary. In December 2013, the Compensation Committee approved Mr. Smith’s bonus in the amount of $187,975, or 125% of his target bonus, which was paid in January 2014.
(5)	On January 2, 2013, our named executive officers were granted restricted stock units vesting in four equal annual installments beginning on the first anniversary of the grant date.
(6)	On December 5, 2013, our named executive officers were granted a fully vested deferred issuance of restricted stock units provided as a one-time bonus payment in connection with the completion of our acquisition of the U.S rights to VIMOVO.
(7)	Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the grant date fair value of such awards and are calculated in accordance with the provisions of ASC Topic 718 and assume no forfeiture rate derived in the calculation of the grant date fair value of these awards. Assumptions used in the calculation of these amounts and further information on our restricted stock units are included in Note 17 “Equity Incentive Plans” in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

Outstanding Equity Awards at December 31, 2013

The following table sets forth certain information regarding outstanding stock options and restricted stock units held by our named executive officers on December 31, 2013.

		Option Awards							Stock Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(5)		Market Value of Stock that Has Not Vested(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Timothy P. Walbert	7/16/2008	121,701	(1)(2)	—			$10.43	7/15/2018
	2/3/2010	123,564	(3)	5,373	(3)		$5.20	2/2/2020
	6/16/2010	98,688	(3)	14,099	(3)		$12.94	6/15/2020
	12/8/2011	108,477	(4)	108,478	(4)		$4.96	12/7/2021	66,421		$506,128
	1/2/2013	33,687	(4)	113,313	(4)		$2.40	1/1/2023	128,700		980,694
	12/5/2013	—		—			$6.87	12/4/2023	43,290	(6)	329,870

		486,117		241,263		—			238,411		$1,816,692	—	$—
Robert J. De Vaere	10/6/2008	46,335	(1)(2)	—			$10.43	10/5/2018
	2/3/2010	45,668	(3)	1,986	(3)		$5.20	2/2/2020
	6/16/2010	37,008	(3)	5,287	(3)		$12.94	6/5/2020
	12/8/2011	26,810	(4)	26,811	(4)		$4.96	12/7/2021	16,416		$125,090
	1/2/2013	11,687	(4)	39,313	(4)		$2.40	1/1/2023	45,000		342,900
	12/5/2013	—		—			$6.87	12/4/2023	21,640	(6)	164,897

		167,508		73,397		—			83,056		$632,887	—	$—
Jeffrey W. Sherman	6/23/2009	46,335	(1)(2)	—			$13.47	6/22/2019
	2/3/2010	45,668	(3)	1,986	(3)		$5.20	2/2/2020
	6/16/2010	37,008	(3)	5,287	(3)		$12.94	6/15/2020
	12/8/2011	26,810	(4)	26,811	(4)		$4.96	12/7/2021	16,416		$125,090
	1/2/2013	11,687	(4)	39,313	(4)		$2.40	1/1/2023	45,000		342,900
	12/5/2013	—		—			$6.87	12/4/2023	18,037	(6)	137,442

		167,508		73,397		—			79,453		$605,432	—	$—
Todd Smith	12/2/2010	15,005	(2)	3,950	(2)		$20.78	12/1/2020
	12/8/2011	10,940	(4)	10,940	(4)		$4.96	12/7/2021	6,698		$51,039
	1/2/2013	13,979	(4)	47,021	(4)		$2.40	1/1/2023	55,000		419,100
	12/5/2013	—		—			$6.87	12/4/2023	18,037	(6)	137,442

		39,924		61,911		—			79,735		$607,581	—	—
Michael Adatto(8)	—	—		—		—					—		—

(1)	The initial grant for each officer is early exercisable; as such, 100% of the option award is exercisable.
(2)

1/4th of the shares vest one year after the vesting commencement date and 1/48th of the shares vest monthly thereafter over the next three years. The options reflected in the table have the following vesting commencement dates: Mr. Walbert – June 30, 2008, Mr. De Vaere – October 6, 2008, Dr. Sherman – June 29, 2009 and Mr. Smith – October 1, 2010.

(3)	1/4th of the shares vest one year after the vesting commencement date, which is the same date as the grant date, and 1/48th of the shares vest monthly thereafter over the next three years.
(4)	1/48th of the shares vest in equal monthly installments over the four years following the vesting commencement date, which is the grant date.
(5)	Stock awards represent restricted stock units granted and vest in four equal annual installments commencing on the anniversary of the grant date.
(6)	Represents restricted stock units that are fully vested but are subject to delayed issuance. As of December 31, 2013, the underlying shares had not yet been issued.
(7)	The market value of stock awards that have not vested is based on the closing stock price of our common stock of $7.62 per share on December 31, 2013.
(8)	Mr. Adatto terminated employment with the Company on June 17, 2013.

Option Exercises and Stock Vested

The following table sets forth certain information regarding option exercises and stock vested for our named executive officers for the fiscal year ended December 31, 2013. Mr. Walbert and Mr. Smith each sold shares of our common stock pursuant to a trading plan established under Rule 10b5-1 to satisfy certain withholding tax obligations.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Timothy P. Walbert	—	—	43,290	(1)	$297,402
			33,210	(2)	$224,832
Robert J. De Vaere	—	—	21,640	(1)	$148,667
			8,208	(2)	$55,568
Jeffrey W. Sherman	—	—	18,037	(1)	$123,914
			8,208	(2)	$55,568
Todd Smith	—	—	18,037	(1)	$123,914
			3,350	(2)	$22,680
Michael Adatto(3)	—	—	—		—

(1)	Represents a fully vested deferred issuance of restricted stock units granted on December 5, 2013 to our named executive officers which was provided as a one-time bonus payment in connection with the completion of our acquisition of the U.S rights to VIMOVO.
(2)	Represents restricted stock units granted on December 8, 2011, vesting over 4 annual installments.
(3)	Mr. Adatto terminated employment with us on June 17, 2013.

Option Repricings

We did not engage in any repricings or other modifications to any of our named executive officers’ outstanding equity awards during the year ended December 31, 2013.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by the Company. The Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in the Company’s best interests.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in nonqualified deferred contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our executive officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Other Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees.

Non-Employee Director Compensation

Our Board of Directors adopted a compensation policy for our non-employee directors who are not affiliated with any holder of more than 5% of our common stock, which became effective upon our initial public offering in July 2011.

Effective August 1, 2012, our Board of Directors approved an amendment to the non-employee director compensation policy providing for an annual board service retainer, payable in quarterly installments, of $50,000 for a non-executive chairman of the Board of Directors or lead independent director and $40,000 for all other eligible non-employee directors, and committee member service fees ranging from $3,750 to $20,000 per year. On December 14, 2012, the Board of Directors approved a further amendment to the non-employee director compensation policy providing that eligible non-employee directors elected to the Board of Directors would receive a stock option grant for 40,000 shares, vesting in equal installments over 36 month from the date of grant. Thereafter, at each Annual Meeting of Stockholders, eligible non-employee directors would automatically receive stock option grants of 20,000 shares, vesting in equal installments over 12 months from the date of grant.

Also, we have reimbursed and will continue to reimburse our directors for their travel-related expenses, including lodging and other reasonable expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.

The following table sets forth compensation information for the Company’s non-employee directors who earned or received compensation under our non-employee director compensation policy in 2013:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Ronald Pauli	$65,000	$117,296	$182,296
Michael Grey	$65,000	$117,296	$182,296
Gino Santini	$57,500	$117,296	$174,796
Jeffrey W. Bird, M.D., Ph.D.	$32,813	$117,296	$150,109

(1)	The amounts shown in this column reflect the grant date fair value of option awards issued to our non-employee directors during 2013, calculated in accordance with the provisions of ASC Topic 718 and assumes no forfeiture rate. See the assumptions used in the Black-Scholes model in the notes to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

We have adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A “related person” is any executive officer, director or nominee to become director, a holder of more than 5% of our common stock, including any immediate family members of such persons or any entity owned or controlled by such persons. Any related-person transaction may only be consummated if our Audit Committee has approved or ratified the transaction in accordance with the policy guidelines set forth below.

The policy imposes an affirmative duty upon each director and executive officer to identify, and we will request that significant stockholders identify, any transaction involving them, their affiliates or family members that may be considered a related-party transaction before such person engages in the transaction. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our

Audit Committee would be inappropriate, to another independent body of the Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. In considering related-person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally; and

•	the availability of other sources for comparable services or products.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval process. Before the adoption of our Related-Person Transactions Policy, we did not have a formal policy concerning transactions with related persons.

Certain Related Transactions

The following current directors are affiliated with our principal stockholders as indicated in the table below:

Director	Principal Stockholder
Jeff Himawan, Ph.D.	Essex Woodlands Health Ventures Fund VII, L.P.

We describe below transactions and series of similar transactions, since the beginning of fiscal year 2013, with respect to which we were a party, will be a party, or otherwise benefited, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders. We believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

5.00% Convertible Senior Note Offering

In November 2013, we closed our offering of $150.0 million aggregate principal amount of 5.00% Convertible Senior Notes due 2018 (the “5.00% Convertible Notes”), which is described in Proposal 3 of this Proxy Statement.

Purchasers of the 5.00% Convertible Notes included the following holders of more than 5% of our capital stock, or entities affiliated with them at the time of the transaction. The following table sets forth the principal amount of the 5.00% Convertible Notes purchased by such holders:

Participants(1)	Principal Amount
5% or Greater Stockholders
Deerfield Management, L.P.(2)	$50,000,000
Broadfin Capital, LLC(3)	$12,500,000

(1)	Additional detail regarding these stockholders and their equity holdings is provided in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement above.
(2)	Represents 5.00% Convertible Notes held by Deerfield International Master Fund, L.P., Deerfield Private Design International, L.P., Deerfield Private Design Fund II, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Special Situations International Master Fund, L.P.
(3)	Represents 5.00% Convertible Notes held by Broadfin Healthcare Master Fund, Ltd.

Commitment Letter

In March 2014, in connection with our proposed merger with Vidara Therapeutics International Ltd. (the “Merger”), we entered into a commitment letter (the “Commitment Letter”) with Deerfield Management Company, L.P. (“Deerfield”) and certain funds managed by Deerfield (the “Deerfield Funds”), pursuant to which the Deerfield Funds have committed to provide up to $250.0 million of senior secured loans to finance the Merger (the “Facility”). The commitment to provide the Facility is subject to certain conditions, including the negotiation of definitive documentation and other customary closing conditions consistent with the merger agreement. The receipt of funding under the Facility is not a condition to our obligations under the terms of the merger agreement. Except in certain circumstances, loans drawn under the Facility will accrue interest at 12.25% per annum, payable quarterly in arrears, and mature in five years. We would have the ability to prepay the loan with a premium of 6.125% and 3.0625% after the third and fourth anniversaries, respectively. We also paid Deerfield a commitment fee of $5.0 million upon the execution of the Commitment Letter. The Commitment Letter expires on June 30, 2014 unless by June 30, 2014 we have provided notice to Deerfield that we commit to borrow at least $225.0 million under the Facility, in which case the Commitment Letter will expire on the earlier of September 30, 2014, or the closing of the Merger and the entry into definitive documentation for the Facility with the Deerfield Funds. In the event the commitments under the Commitment Letter are extended to September 30, 2014 and we fail to consummate the Merger, we will be required to pay an additional fee of $3.75 million to Deerfield. We have also agreed to pay customary fees and expenses in connection with obtaining the Facility and have agreed to indemnify Deerfield and the Deerfield Funds if certain losses are incurred by Deerfield and the Deerfield Funds in connection therewith.

Employment Agreements and Change of Control Arrangements

We have entered into employment agreements, which are described in the “Compensation Discussion and Analysis” section of this Proxy Statement, with our named executive officers.

In March 2014, we entered into an employment agreement with Robert F. Carey, our executive vice president and chief business officer, that provides for, among other things, a base salary at the initial annualized rate of $400,000 per year, an annual discretionary bonus with a target amount of 50% of Mr. Carey’s base salary, a one-time retention bonus in the amount of $100,000 (plus any gross-up payments) and the equity awards described under “Stock Options and Stock Awards Granted to Executive Officers and Directors” below.

Stock Options and Stock Awards Granted to Executive Officers and Directors

We have granted stock options and stock awards to our named executive officers and directors, which are described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

In March 2014, in connection with Mr. Carey’s appointment as our executive vice president and chief business officer, we granted the following equity awards to Mr. Carey: (1) a stock option to purchase up to 140,000 shares of our common stock, with a per share exercise price equal to $13.34, the fair market value on the grant date, that will vest over four years, with 25% of the underlying shares vesting after one year and an additional 1/48th of the underlying shares vesting monthly thereafter, subject to Mr. Carey’s continuous service through each vesting date; (2) a stock option to purchase up to 100,000 shares of our common stock, with a per share exercise price equal to $13.34, the fair market value on the grant date, that will vest over one year, with

1/12th of the underlying shares vesting each month, subject to Mr. Carey’s continuous service through each vesting date; and (3) a restricted stock unit award representing the right to receive up to 124,100 shares of our common stock, with 1/4th of the shares subject to the award vesting on each anniversary of the grant date, subject to Mr. Carey’s continuous service through each vesting date.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

PROPOSAL 2

APPROVAL OF THE AMENDMENT OF

THE HORIZON PHARMA, INC. 2011 EQUITY INCENTIVE PLAN

In March 2011, our Board of Directors adopted the Horizon Pharma, Inc. 2011 Equity Incentive Plan, which is referred to in this Proxy Statement as the “2011 Plan,” and our stockholders subsequently approved the 2011 Plan in June 2011. The 2011 Plan became effective on the date of the signing of the underwriting agreement related to our initial public offering, which was July 28, 2011. The 2011 Plan was the successor to and continuation of the Horizon Pharma, Inc. 2005 Stock Plan, which is referred to in this Proxy Statement as the “2005 Plan.”

On May 17, 2014, our Board of Directors approved amending the 2011 Plan subject to stockholder approval to, among other things, increase the aggregate number of shares authorized for issuance under the 2011 Plan beyond those remaining available for future grant under the 2011 Plan as of June 27, 2014 by an additional 10,000,000 shares. We refer to the 2011 Plan, as amended by our Board of Directors on May 17, 2014, as the “Amended 2011 Plan” throughout this Proxy Statement. Please see “New Plan Benefits” in this Proposal 2 below for information regarding shares of our common stock that are subject to stock options that were granted under the 2011 Plan by our Board of Directors on January 10, 2014 subject to stockholder approval of this Proposal 2, which are referred to in this Proxy Statement as the “Contingent Options.”

In this Proposal 2, our Board of Directors is requesting stockholder approval of the Amended 2011 Plan in order to:

•

increase the number of shares of common stock authorized for issuance under the Amended 2011 Plan beyond those remaining available for future grant under the 2011 Plan as of June 27, 2014 by an additional 10,000,000 shares;

•

provide that the number of shares remaining available for grant under the existing “inducement pool” of the 2011 Plan as of June 27, 2014 will not thereafter be restricted to making only “inducement awards” and may be used for purposes of making grants to any eligible participant under the terms of the Amended 2011 Plan;

•	permit the Contingent Options to remain outstanding following the Annual Meeting in accordance with their existing terms; and

•

for purposes of Section 162(m) of the IRC, (a) confirm the applicable award limits for purposes of compliance with Section 162(m), (b) confirm existing performance criteria upon which performance goals may be based with respect to performance awards under the Amended 2011 Plan, and (c) confirm existing permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the Amended 2011 Plan.

If our stockholders do not approve this Proposal 2, the 2011 Plan will continue to be effective in accordance with its current terms following the Annual Meeting and the Contingent Options will automatically be cancelled and forfeited on the date of the Annual Meeting.

The Amended 2011 Plan Combines Compensation and Governance Best Practices

The Amended 2011 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Repricing is not allowed without stockholder approval. The Amended 2011 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2011 Plan without prior stockholder approval.

•

Stockholder approval is required for additional shares. The Amended 2011 Plan does not contain an annual “evergreen” provision. The Amended 2011 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

•

Fungible share reserve. The Amended 2011 Plan has a fungible share reserve, which increases the rate at which the share reserve is depleted for stock awards other than stock options and stock appreciation rights, in order to minimize stockholder dilution. The number of shares available for issuance under the Amended 2011 Plan will be reduced by one share for each share of common stock subject to a stock option or stock appreciation right and by 1.29 shares for each share of common stock subject to any other type of award issued pursuant to the Amended 2011 Plan, and such shares of common stock will return to the share reserve at the same rates.

•

Reasonable share counting provisions. In general, when awards granted under the Amended 2011 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock tendered to us in payment of the exercise price of stock options or stock appreciation rights, or withheld by us to cover tax withholding obligations upon exercise of stock options or stock appreciation rights or in connection with any other stock award will not be returned to the share reserve of the Amended 2011 Plan.

•

No liberal change in control provisions. The definition of “change in control” in the Amended 2011 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring.

•

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted pursuant to the Amended 2011 Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

Reasons to Approve the Amended 2011 Plan

Stockholders are requested in this Proposal 2 to approve the Amended 2011 Plan. Our Board of Directors believes that the Amended 2011 Plan is necessary, in light of our current capitalization, to allow us to continue to attract and retain the services of talented individuals essential to our long-term growth and financial success. We rely significantly on equity incentives in the form of stock awards to attract and retain key employees, and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other employees. We grant options or other stock awards to newly hired or continuing employees based on both competitive market conditions and individual performance.

Approval of the Amended 2011 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the Amended 2011 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the IRC. Section 162(m) of the IRC denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation and we believe it is in the best interests of us and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the IRC. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the IRC, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by the stockholders and, accordingly, our stockholders are requested to approve the Amended 2011 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the Amended 2011 Plan (as described in “Description of the Amended 2011 Plan” below).

Historical 2011 Plan Information

At the time it became effective, there were an aggregate total of 3,366,228 shares of common stock initially reserved for issuance under the 2011 Plan, which number was the sum of (1) the number of shares reserved for future issuance under the 2005 Plan at the time the 2011 Plan became effective, plus (2) 1,600,673 new shares, plus (3) an additional number of shares, up to 1,317,534 shares, subject to outstanding stock awards granted under the 2005 Plan that expire or terminate for any reason prior to their exercise or settlement and would otherwise return to the 2005 Plan reserve. The 2011 Plan contained an “evergreen” provision, pursuant to which the number of shares of common stock available for issuance under the 2011 Plan would automatically increase on January 1 of each calendar year through January 1, 2021, by the lesser of (a) 5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (b) 1,474,304 shares, or (c) a number determined by our Board of Directors that is less than (a) or (b). The share reserve of the 2011 Plan has previously increased pursuant to operation of the “evergreen” provision by an aggregate of 3,621,108 shares.

On November 7, 2013, our Board of Directors approved an amendment to the 2011 Plan to reserve 200,000 shares of our common stock to be used exclusively for grants of “inducement awards,” to individuals who were not previously employees or directors of ours (or following a bona fide period of non-employment with us), as an inducement material to the individual’s entry into employment with us. On November 16, 2013, our Board of Directors amended the 2011 Plan to reserve an additional 800,000 shares of our common stock to be used exclusively for grants of inducement awards. The 2011 Plan was most recently amended by our Board of Directors on March 3, 2014 to reserve an additional 730,000 shares of our common stock to be used exclusively for grants of inducement awards so that as of April 1, 2014, the aggregate inducement pool was 1,730,000 shares.

Overhang

The following table provides certain additional information regarding our equity incentive program.

As of March 1, 2014
Total Shares Subject to Outstanding Stock Options*	6,081,470
Total Shares Subject to Outstanding Full Value Awards	1,512,505
Weighted-Average Exercise Price of Outstanding Stock Options	$6.84
Weighted-Average Remaining Term of Outstanding Stock Options	8.19
Total Shares Available for Grant under the 2011 Plan as of March 1, 2014 (excluding additional pool subject to the Amended 2011 Plan)**	583,134

*	Includes the 691,700 shares subject to the Contingent Options
**	As of March 1, 2014, no shares were available for grant under any of our other equity plans. The total shares available for grant reflected in the table above was not reduced to reflect the grant of the Contingent Options

As of the Record Date
Total Common Stock Outstanding
Closing Price of Common Stock as Reported on NASDAQ Global Select Market	$

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal year 2013.

Fiscal Year 2013
Stock Options Granted	2,158,950
Full Value Awards Granted	831,004
Stock Options Cancelled	452,968
Full Value Awards Cancelled	55,948
Weighted-Average Common Stock Outstanding	63,657,924

Forecasted Utilization Rates

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. We carefully monitor our annual burn rate, dilution, and equity expense to ensure that we maximize stockholders’ value by granting only the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, directors and consultants. Prior to approving the Amended 2011 Plan, our Board of Directors reviewed certain management forecasts of equity awards for issuance under the Amended 2011 Plan as set forth below. After forecasting our anticipated growth rate for the next few years, we believe that this number of shares under the Amended 2011 Plan will be sufficient for at least three years of equity grant activity under our current compensation program.

	Fiscal 2013 Actual	Fiscal 2014 Forecast	Fiscal 2015 Forecast
Shares Outstanding — Ending Balance	66,097,417	141,798,318	142,396,380
Options / RSU Awards Outstanding — Ending Balance	5,345,085	7,826,196	9,723,127
Shares Available for Award — Beginning Balance	759,929	753,195	10,725,846
Annual Evergreen/Inducement Increase	2,474,304	2,204,304	—
Total Shares Available — Beginning Balance	3,234,233	2,957,499	10,725,846
Stockholder Approval — 2014 Increase	—	10,000,000	—
Allocations
Options/RSUs	(2,989,954)	(2,744,200)	(3,709,500)
Adjustments
Cancellations — Add	508,916	512,547	522,807
RSU fungibility factor — Subtract	—	—	(278,806)
Total Adjustments	508,916	512,547	244,001
Shares Available for Award — Ending Balance	753,195	10,725,846	7,260,347

In addition, our Board of Directors reviewed certain forecasts of grant utilization for different categories of grants over the three annual periods indicated below. These forecasts included forecasts for executive and employee new hires/promotions, annual refresher grants, promotional/performance grants and director/consultant grants.

	Fiscal 2013 Actual	Fiscal 2014 Forecast	Fiscal 2015 Forecast
Option Grants
— New Hire	835,800	419,950	1,717,700
— Annual Refresher	1,216,000	1,357,450	639,800
— Promotion	22,150	—	—
— Director/Consultant	85,000	160,000	340,000
Subtotal Option Grants	2,158,950	1,937,400	2,697,500
RSU Grants
— New Hires	32,000	209,600	236,800
— Annual Refresher	688,000	597,200	775,200
— Promotion/Performance	111,004	—	—
Subtotal RSU Grants	831,004	806,800	1,012,000
Total	2,989,954	2,744,200	3,709,500

Forecasted Overhang and Burn Rate

Our Board of Directors also reviewed certain forecasts of overhang and burn rate, as summarized below.

	Fiscal 2013 Actual	Fiscal 2014 Forecast	Fiscal 2015 Forecast
Issued Overhang %(1)	8.1%	5.5%	6.8%
Total Overhang %(2)	9.2%	13.1%	11.9%
Gross Burn Rate as a % of Outstanding(3)	8.4%	7.2%	6.8%
Adjusted Burn Rate as a % of Outstanding(4)	7.6%	7.7%	7.2%

(1)	Issued Overhang is (total shares subject to options granted + total shares subject to full value awards granted)/total common shares outstanding.*
(2)	Total Overhang is (total shares subject to options granted + total shares subject to full value awards granted + total remaining pool reserve)/total common shares outstanding.*
(3)	Gross Burn Rate is (total shares subject to options granted + total shares subject to full value awards granted)/weighted average common shares outstanding.*
(4)	Adjusted Burn Rate is (total shares subject to options granted + total shares subject to full value awards granted — total shares subject to options and full value awards that expired, terminated or were forfeited)/weighted average common shares outstanding.*
*	The forecasted overhang and burn rate numbers reflected in the table above were calculated assuming that our proposed Merger with Vidara more fully described in Proposal 1 of our proxy statement filed with the SEC on , 2014, referred to in this Proxy Statement as the Special Meeting Proxy Statement, does not occur. For forecasted overhang and burn rate numbers that were calculated assuming that our proposed Merger with Vidara does occur, see “Forecasted Overhang and Burn Rate” in Proposal 3 of the Special Meeting Proxy Statement. The Special Meeting Proxy Statement may be accessed from the SEC’s website at www.sec.gov.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal 2 include embedded assumptions regarding option exercise which are highly dependent on the public trading price of our common stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. In evaluating these forecasts, our Board of Directors recognized the high variability inherent in these assumptions.

However, we have included above a summary of these forecasts to give our stockholders access to certain information that was considered by our Board of Directors for purposes of evaluating the Amended 2011 Plan. These forecasts reflect various assumptions regarding our future operations.

The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts set forth above. Although presented with numerical specificity, the forecasts are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the forecasts were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. In addition, the utilization forecasts with respect to our equity awards do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21A of the Exchange Act. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, and other factors described in this Proxy Statement.

Description of the Amended 2011 Plan

The material features of the Amended 2011 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended 2011 Plan. Stockholders are urged to read the actual text of the Amended 2011 Plan which is appended to this Proxy Statement as Annex A and may be accessed from the SEC’s website at www.sec.gov.

Types of Awards

The Amended 2011 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other forms of stock awards, or collectively, stock awards. The Amended 2011 Plan also provides the ability to grant performance stock awards and performance cash awards, or together, performance awards, that may qualify the compensation attributable to those awards as performance-based compensation for purposes of Section 162(m) of the IRC, as explained in greater detail below.

Incentive stock options granted under the Amended 2011 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the IRC. Nonstatutory stock options granted under the Amended 2011 Plan are not intended to qualify as incentive stock options under the IRC. See “U.S. Federal Income Tax Information” for a discussion of the tax treatment of stock awards.

Purpose

Our Board of Directors adopted the Amended 2011 Plan to provide a means to secure and retain the services of employees, directors, and consultants employed by us and our affiliates, to provide incentives for such persons to exert maximum efforts for our success and the success our affiliates and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in the value of our common stock through the granting of awards pursuant to the Amended 2011 Plan.

Administration

Our Board of Directors has authority to administer the Amended 2011 Plan. Subject to the provisions of the Amended 2011 Plan, our Board of Directors has the authority to construe and interpret the Amended 2011 Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the fair market value applicable to a stock award, the exercise price of stock options and stock appreciation rights, the type of consideration permitted to exercise or purchase each stock award, and other terms and conditions.

Our Board of Directors has the authority to delegate some or all of the administration of the Amended 2011 Plan to a committee or committees. In the discretion of our Board of Directors, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the IRC. For this purpose, a “non-employee director” generally is a director who does not receive remuneration from us other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3 under the Exchange Act). An “outside director” generally is a director who is neither a current or former officer of us nor a current employee of us, does not receive any remuneration from us other than compensation for service as a director, and is not employed by and does not have ownership interests in an entity that receives remuneration from us (except within specified limits applicable under regulations issued pursuant to Section 162(m) of the IRC). If administration is delegated to a committee, the committee has the authority to delegate certain administrative powers to a subcommittee. As used herein with respect to the Amended 2011 Plan, the “2011 Plan Administrator” refers to any committee our Board of Directors appoints or, if applicable, any subcommittee, as well as to our Board of Directors itself.

In accordance with the provisions of the Amended 2011 Plan, our Board of Directors has delegated concurrent authority to administer the Amended 2011 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power previously delegated to our Compensation Committee.

Repricing; Cancellation and Re-Grant of Stock Awards

Subject to the approval of this Proposal 2, under the Amended 2011 Plan, the 2011 Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase, or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Eligibility

All of our employees (including officers), non-employee directors and consultants as of the record date are eligible to participate in the Amended 2011 Plan. Incentive stock options may be granted under the Amended 2011 Plan only to our and our affiliates’ employees (including officers). All of the employees (including officers), non-employee directors and consultants of us and our affiliates are eligible to receive all other types of stock awards and performance awards (including performance cash awards) under the Amended 2011 Plan. As of the record date, there were approximately 408 employees, three consultants and five non-employee directors of us and our subsidiaries who were eligible to receive grants under the Amended 2011 Plan.

Shares Available for Awards under the Amended 2011 Plan

Subject to approval of this Proposal 2, the total number of shares of our common stock reserved for issuance under the Amended 2011 Plan will not exceed 16,552,130 shares, which number consists of: (i) 10,000,000 shares, plus (ii) the number of shares available for future grants under the 2011 Plan as of June 27, 2014, plus (iii) the number of shares underlying stock awards previously granted under the 2011 Plan and 2005 Plan and outstanding as of June 27, 2014, that thereafter expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares; less (iv) the number of shares subject to any Contingent Options that are outstanding on June 27, 2014.

Subject to approval of this Proposal 2, the number of shares available for issuance under the Amended 2011 Plan will be reduced by (1) one share for each share of common stock issued pursuant to an option grant or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (2) 1.29 shares for each share of common stock issued pursuant to restricted stock awards, restricted stock unit awards, performance stock awards, or other stock awards granted under the Amended 2011 Plan.

Subject to approval of this Proposal 2, to the extent there is a share of common stock issued pursuant to a stock award (whether granted under the Amended 2011 Plan, the 2011 Plan or the 2005 Plan), other than a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying stock on the date of grant, and such share of common stock again becomes available for issuance under the Amended 2011 Plan, then the number of shares of common stock available for issuance under the Amended 2011 Plan will increase by 1.29 shares.

Subject to approval of this Proposal 2, any shares subject to a stock award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”) and any shares tendered as payment for the exercise or purchase price of a stock award will not again become available for issuance under the Amended 2011 Plan. Additionally, any shares withheld by us pursuant to our withholding obligations in connection with a stock option, stock appreciation right or other stock award will not again become available for issuance under the Amended 2011 Plan.

However, if a stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued in full or is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the Amended 2011 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to, or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Amended 2011 Plan.

Section 162(m) Limits

Under the Amended 2011 Plan, a maximum of 1,053,074 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. In addition, the maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 631,844 shares of our common stock in the case of performance stock awards and $3,000,000 in the case of performance cash awards. Such limits are designed to allow us to grant awards that are exempt from the $1,000,000 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the IRC. In seeking stockholder approval of the Amended 2011 Plan, we are also seeking stockholder approval of the above limits under Section 162(m) of the IRC, as well as confirming the existing performance criteria upon which performance goals may be based with respect to performance awards under the Amended 2011 Plan, and confirming the existing permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the Amended 2011 Plan.

Terms of Stock Options

Stock options may be granted under the Amended 2011 Plan pursuant to stock option agreements adopted by the 2011 Plan Administrator. The Amended 2011 Plan permits the grant of stock options that qualify as incentive stock options and nonstatutory stock options. The following is a description of the permissible terms of stock options under the Amended 2011 Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant unless certain conditions apply. The exercise price of incentive stock options may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

Consideration. Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2011 Plan will be determined by the 2011 Plan Administrator and may include (1) cash, check, bank draft or money order made payable to us, (2) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (3) common stock previously owned by the participant, (4) a net exercise feature (for nonstatutory stock options only), or (5) other legal consideration approved by the 2011 Plan Administrator.

Vesting. Stock options granted under the Amended 2011 Plan may become exercisable in cumulative increments, or “vest,” as determined by the 2011 Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2011 Plan may be subject to different vesting schedules as the 2011 Plan Administrator may determine. The 2011 Plan Administrator also has flexibility to provide for accelerated vesting of stock options in certain events.

Term. The term of stock options granted under the Amended 2011 Plan may not exceed ten years and, in some cases (see “Limitations” below), may not exceed five years.

Termination of Service. Except as explicitly provided otherwise in an optionholder’s stock option agreement, stock options granted under the Amended 2011 Plan generally terminate three months after termination of the optionholder’s service unless (1) termination is due to the optionholder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (2) the optionholder dies before the optionholder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder’s death) within 18 months following the optionholder’s death by the person or persons to whom the rights to such stock option have passed; (3) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the optionholder’s termination, or (4) the stock option by its terms specifically provides otherwise. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

For purposes of the Amended 2011 Plan, “cause” generally means (i) a participant’s repeated failure to perform one or more essential duties and responsibilities to us; (ii) a participant’s failure to follow the lawful directives of manager(s); (iii) a participant’s material violation of any of our policies; (iv) a participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct or gross misconduct; (v) a participant’s unauthorized use or disclosure of any proprietary information, confidential information or trade secrets of us or any other party to whom he or she owes an obligation of nondisclosure as a result of his or her relationship with us; or (vi) a participant’s willful breach of any of obligations under any written agreement or covenant with us or violation of any statutory duty owed to us. The determination that a termination of the participant’s continuous service is either for “cause” or without “cause” will be made by us, in our sole discretion.

Restrictions on Transfer. Generally, a participant may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations, official marital settlement agreement or other divorce or separation instrument permitted under applicable law. During the lifetime of the participant, only the participant may exercise an incentive stock option. However, the 2011 Plan Administrator may grant nonstatutory stock options that are transferable in certain limited instances. The 2011 Plan Administrator may also allow a participant to designate a beneficiary who may exercise an option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the incentive stock option must be at least 110% of the fair market value of the stock subject to the incentive stock option on the date of grant; and

•	the term of the incentive stock option must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options granted under the Amended 2011 Plan is the number of shares subject to the Amended 2011 Plan’s share reserve.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2011 Plan pursuant to stock appreciation right agreements approved by the 2011 Plan Administrator.

Exercise. Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (a) the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right, over (b) the strike price determined by the 2011 Plan Administrator on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, a combination of cash and stock, or any other form of consideration determined by the 2011 Plan Administrator.

Strike Price. The strike price of each stock appreciation right will be determined by the 2011 Plan Administrator but will in no event be less than 100% of the fair market value of our common stock on the date of grant.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the 2011 Plan Administrator.

Term. The term of stock appreciation rights granted under the Amended 2011 Plan may not exceed ten years.

Termination of Service and Restrictions on Transferability. Stock appreciation rights will be subject to the same conditions upon termination of a participant’s service and restrictions on transfer as stock options under the Amended 2011 Plan.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2011 Plan pursuant to restricted stock award agreements adopted by the 2011 Plan Administrator.

Consideration. Payment of any purchase price may be made in any legal form acceptable to the 2011 Plan Administrator.

Vesting. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the 2011 Plan Administrator.

Termination of Service. Generally, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restrictions on Transfer. Generally, a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Terms of Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2011 Plan pursuant to restricted stock unit award agreements adopted by the 2011 Plan Administrator.

Consideration. Payment of any purchase price may be made in any legal form acceptable to the 2011 Plan Administrator.

Settlement of Awards. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the 2011 Plan Administrator and set forth in the restricted stock unit award agreement.

Vesting. Shares of our common stock acquired under a restricted stock unit award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the 2011 Plan Administrator.

Dividend Equivalents. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award.

Termination of Service. Generally, restricted stock unit awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restrictions on Transfer. Generally, restricted stock unit awards may be transferred only upon such terms and conditions as are set forth in the restricted stock unit award agreement.

Terms of Performance Awards

General. The Amended 2011 Plan is designed to allow us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered employee imposed by Section 162(m) of the IRC, if certain conditions are met.

Performance Goals. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee, except that our Board of Directors also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the IRC.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the IRC, our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the IRC, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), our Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2011 Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Amended 2011 Plan will be based on any one or more of, or a combination of the following performance criteria:(1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) customer satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; and (33) to the extent that an Award is not intended to comply with Section 162(m) of the IRC, other measures of performance selected by our Board of Directors.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, our Compensation Committee (and our Board of Directors, to the extent that an award is not intended to comply with Section 162(m) of the IRC) may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, our Board of Directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Terms of Other Stock Awards

General. The 2011 Plan Administrator may grant other stock awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the Amended 2011 Plan, the 2011 Plan Administrator has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of our common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the Amended 2011 Plan.

Vesting. Other stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the 2011 Plan Administrator.

Changes to Capital Structure

In the event of certain changes to the outstanding shares of our common stock without our receipt of consideration (whether through a stock split or other specified change in our capital structure), the 2011 Plan Administrator will appropriately adjust: (1) the class(es) and maximum number of securities subject to the Amended 2011 Plan; (2) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options; (3) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and 4) the class(es) and number of securities and the price per share of stock subject to outstanding stock awards.

Corporate Transactions

In the event of a corporate transaction (as defined in the Amended 2011 Plan and described below), transactions, outstanding stock awards shall be assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation. If any surviving or acquiring corporation fails to assume, continue or substitute such stock awards, stock awards held by participants whose continuous service has not terminated will accelerate vesting in full to a date prior to the corporate transaction as determined by our Board of Directors. All stock awards not assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation will terminate upon the corporate transaction. In addition, our Board of Directors may also provide, in its sole discretion, that the holder of a stock award that will terminate upon the occurrence of a corporate transaction will receive a payment, if any, equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

For purposes of the Amended 2011 Plan, a “corporate transaction” will be deemed to occur in the event of the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

Under the Amended 2011 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Amended 2011 Plan and as described below) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

For purposes of the Amended 2011 Plan, a “change of control” generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets; (iv) our complete dissolution or liquidation; or (v) when a majority of our Board of Directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of our board members or their approved successors. In addition, the term “change in control” will not include a sale of assets, merger, or other transaction effected exclusively for the purpose of changing our domicile. The definition of “change in control” in an agreement between the participant and us may control with respect to awards subject to the agreement.

Plan Duration, Termination and Amendment

Our Board of Directors will have the authority to amend or terminate the Amended 2011 Plan at any time, subject to any required stockholder approval. However, except as otherwise provided in the Amended 2011 Plan, no amendment or termination of the Amended 2011 Plan may impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Amended 2011 Plan as required by applicable law and listing requirements. Unless terminated sooner by our Board of Directors, the Amended 2011 Plan will automatically terminate on the day before the tenth (10th) anniversary of the earlier of (1) the date the 2011 Plan was adopted by our Board of Directors, or (2) the date the 2011 Plan was approved by our stockholders. No Awards may be granted under the 2011 Plan while the 2011 Plan is suspended or after it is terminated.

U.S. Federal Income Tax Information

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2011 Plan is not qualified under the provisions of Section 401(a) of the IRC and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the IRC and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The Amended 2011 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the IRC. Under the IRC, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionholder holds a share received on exercise of an incentive stock option for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the IRC and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the IRC or an exception to Section 409A of the IRC will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the IRC, the shares of our common stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the IRC, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the Amended 2011 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2011 Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

The following table sets forth information regarding shares of our common stock that are subject to the Contingent Options that were granted by our Board of Directors under the 2011 Plan on January 10, 2014, subject to stockholder approval of this Proposal 2.

Name	Number of Shares Subject to Contingent Options
Named executive officers
Timothy P. Walbert	—
Chairman and Chief Executive Officer
Robert J. De Vaere	—
Executive Vice President and Chief Financial Officer
Jeffrey W. Sherman	—
Executive Vice President, Development, Manufacturing, and Regulatory Affairs and Chief Medical Officer
Todd Smith	—
Executive Vice President and Chief Commercial Officer
All current executive officers as a group	—
All current non-employee directors as a group	—
Each associate of any director or executive officer	—
Each other person who received or is to receive 5% of rights granted under the 2011 Plan	—
All employees, including all current officers who are not executive officers, as a group	691,700

Plan Benefits

The table below shows, as to the listed individuals and specified groups, the number of shares subject to awards previously granted under the 2011 Plan (even if not currently outstanding) since its approval by the stockholders in 2011 and through April 30, 2014, which includes the number of shares subject to the Contingent Options granted subject to stockholder approval of this Proposal 2 as reflected in the table above.

Name	Number of Shares
Named executive officers
Timothy P. Walbert	1,229,787
Chairman and Chief Executive Officer
Robert J. De Vaere	446,093
Executive Vice President and Chief Financial Officer
Jeffrey W. Sherman	442,490
Executive Vice President, Development, Manufacturing, and Regulatory Affairs and Chief Medical Officer
Todd Smith	376,314
Executive Vice President and Chief Commercial Officer
All current executive officers as a group	2,494,684
All current non-employee directors as a group	127,385
Each associate of any director or executive officer	—
Each other person who received or is to receive 5% of rights granted under the 2011 Plan	—
All employees, including all current officers who are not executive officers, as a group	3,947,459

Required Vote and Board Recommendation

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum but will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal 2 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3

APPROVAL OF THE ISSUANCE OF OUR COMMON STOCK UPON THE CONVERSION OF

5.00% CONVERTIBLE SENIOR NOTES DUE 2018

Background

On November 22, 2013, we issued $150.0 million aggregate principal amount of our 5.00% Convertible Notes pursuant to an Indenture, dated as of November 22, 2013, referred to as the “Indenture,” between us and U.S. Bank National Association, as trustee. We sold the 5.00% Convertible Notes pursuant to note purchase agreements, each entered into between us and a purchaser of the 5.00% Convertible Notes. We used the proceeds from the issuance of the 5.00% Convertible Notes to repay all of our outstanding obligations under our prior senior secured loan, purchase from AstraZeneca AB certain intellectual property and other assets with respect to VIMOVO®, pay the cost of the capped call transactions entered into in connection with the sale of the 5.00% Convertible Notes and for working capital and other general corporate purposes.

Terms of the 5.00% Convertible Notes

The 5.00% Convertible Notes will mature on November 15, 2018 unless earlier converted or repurchased. Interest on the 5.00% Convertible Notes accrues from November 22, 2013 and will be payable semiannually in arrears on May 15 and November 15 of each year, beginning May 15, 2014, at a rate of 5.00% per year. The 5.00% Convertible Notes are our senior unsecured obligations and rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the 5.00% Convertible Notes; equal in right of payment to any of our existing and future liabilities that are not so subordinated; effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries. Holders may convert their 5.00% Convertible Notes at their option at any time prior to the close of business on the business day immediately preceding August 15, 2018 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2013 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price for the 5.00% Convertible Notes on each applicable trading day; (2) during the five business day period after any five consecutive trading day period, referred to as the “Measurement Period,” in which, for each trading day of such Measurement Period, the trading price per $1,000 principal amount of 5.00% Convertible Notes on each such trading day was less than 98% of the product of the last reported sale price of our common stock on such trading day and the applicable conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after August 15, 2018, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their 5.00% Convertible Notes at the applicable conversion rate at any time, irrespective of the foregoing conditions.

The conversion rate for the 5.00% Convertible Notes initially equals 186.4280 shares of common stock per $1,000 principal amount of the 5.00% Convertible Notes (equivalent to an initial conversion price of approximately $5.36 per share of common stock), subject to adjustment. As of the date of this Proxy Statement, no adjustment to the initial conversion rate has occurred. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock, or any combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of our common stock, if any, due upon conversion will be based on a daily conversion value calculated on a proportionate basis for each trading day in a 50 trading day observation period. In addition, following certain corporate events that occur prior to the maturity date of the 5.00% Convertible Notes, we will, under certain circumstances, increase the conversion rate for a holder who elects to convert its 5.00% Convertible Notes in connection with such corporate event. If we undergo a Fundamental Change (as defined in the Indenture) prior to the maturity date of the 5.00% Convertible Notes, holders may require us to repurchase all or part of their 5.00% Convertible Notes for cash at a price equal to 100% of the principal amount of the 5.00% Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change repurchase date.

The aggregate number of shares issuable upon conversion of the 5.00% Convertible Notes is subject to a cap equal to 13,164,951 shares of our common stock, referred to as the “Initial Cap,” representing approximately 19.99% of our outstanding shares of common stock as of November 18, 2013. The Initial Cap will apply at all times until we have obtained stockholder approval to issue shares in excess of the Initial Cap in accordance with Rule 5635(d) of The NASDAQ Stock Market, referred to as Rule 5635. Unless and until such stockholder approval is obtained, we will be required to satisfy our conversion obligation through payment and delivery of cash and shares of our common stock with a specified dollar amount per $1,000 principal amount of the 5.00% Convertible Notes of at least $1,000 for all the 5.00% Convertible Notes submitted for conversion, which means we will be obligated to settle our conversion obligation by paying at least the principal amount of such 5.00% Convertible Notes in cash and delivering shares of our common stock for any conversion value in excess of such specified dollar amount. In addition, if the number of shares of common stock deliverable for conversion value in excess of $1,000 is greater than the Initial Cap, then the number of shares we deliver shall be capped at the Initial Cap and we will pay cash in lieu of such shares that would otherwise be deliverable. Such cash amount in the immediately preceding sentence will be determined based on the daily volume weighted average price for each trading day during the relevant observation period. If we obtain stockholder approval for this Proposal 3 in accordance with Rule 5635, the Initial Cap will no longer apply and the foregoing limitations on our ability to satisfy the conversion obligation will no longer apply. As a result of the Initial Cap and the foregoing requirement to cash settle, or partially cash settle, conversions, the conversion option in the 5.00% Convertible Notes was deemed an embedded derivative that required bifurcation and separate accounting, which is subject to revaluation on a quarterly basis to reflect the market value change.

The preceding description is a summary of certain principal terms of the 5.00% Convertible Notes. While we believe that the summary above describes the material terms of the 5.00% Convertible Notes necessary for you to make a voting decision for the purposes of this Proposal 3, it may not contain all of the information that is important to you and is qualified in its entirety by reference to our Current Report on Form 8-K filed with the SEC on November 25, 2013, which is incorporated herein by reference, and to the Indenture, which is included as an exhibit to such Current Report on Form 8-K. We encourage you to read the Indenture in its entirety.

Reasons for Proposal

We are seeking to obtain the requisite stockholder approval to authorize the issuance of shares of our common stock in excess of the Initial Cap of 13,164,951 shares upon the conversion of the 5.00% Convertible Notes.

Our common stock is listed on The NASDAQ Global Market and we are subject to the NASDAQ rules and regulations. Rule 5635 requires stockholder approval prior to the issuance of securities in connection with a transaction (other than a public offering) involving the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for our common stock) equal to 20% or more of our common stock or 20% or more of our voting power outstanding before the issuance for less than the greater of book or market value of the stock.

We are seeking stockholder approval to eliminate the Initial Cap in accordance with Rule 5635 because we would like full flexibility to settle conversions of the 5.00% Convertible Notes in cash, shares of our common stock or any combination of cash and shares of our common stock. We believe this flexibility will allow us to use the settlement method that is in our best interests and the best interests of our stockholders at the time of conversion, issuing shares of common stock if appropriate or instead using cash to reduce dilution of existing stockholders. In addition, by removing the Initial Cap, we expect the conversion option in the 5.00% Convertible Notes will no longer require quarterly mark-to-market revaluation, which we expect will eliminate volatility in our results of operations relating to such revaluation.

Because the issuance by us of more than 13,164,951 shares of our common stock upon the conversion of the 5.00% Convertible Notes without stockholder approval would violate the terms of the Indenture and may result in a violation of Rule 5635, we are seeking stockholder approval pursuant to Rule 5635.

Potential Consequences if Proposal 3 is Not Approved

The issuance of shares of our common stock upon conversion of the 5.00% Convertible Notes in excess of the Initial Cap is subject to stockholder approval of Proposal 3. If Proposal 3 is not approved by stockholders:

•

The 5.00% Convertible Notes will remain subject to the Initial Cap, such that the maximum aggregate number of shares of our common stock issuable upon conversion of the 5.00% Convertible Notes will be 13,164,951;

•

We will be required to satisfy our conversion obligations through payment and delivery of cash up to $1,000 per principal amount of notes converted and to the extent the aggregate number of shares deliverable upon conversion would exceed the Initial Cap, we will be required to deliver cash in lieu of such shares upon conversion;

•

Because we would be required to potentially settle conversions in cash in an amount in excess of the principal amount of 5.00% Convertible Notes being converted, we would be required to continue to bifurcate and separately account for conversion options in the 5.00% Convertible Notes as an embedded derivative;

•	We will not have the flexibility to chose the appropriate settlement method upon conversion of the 5.00% Convertible Notes; and

•	Conversions of the 5.00% Convertible Notes could adversely impact our liquidity because we will be required to use cash to settle such conversions.

In addition, if we fail to obtain stockholder approval of Proposal 3 at the Annual Meeting, we intend to continue to seek to obtain stockholder approval at each subsequent Annual Meeting of Stockholders until such approval has been obtained and we will incur the costs associated therewith.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent registered public accounting firm for the Company for the year ending December 31, 2014. PricewaterhouseCoopers provided services in connection with the audit of our financial statements for the year ended December 31, 2013, assistance with our Annual Report on Form 10-K for the year ended December 31, 2013, and consultation on matters relating to accounting and financial reporting.

A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The ratification of the appointment of PricewaterhouseCoopers as the independent registered public accounting firm for the Company requires that the number of votes cast in favor exceed the number of votes cast in opposition at the Annual Meeting at which a quorum is present. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company in 2013 and 2012, by PricewaterhouseCoopers:

	2013	2012
Audit fees(1)	$1,326,000	$1,021,000
Audit-related fees	—	—
Tax fees(2)	$—	$13,000
All other fees	—	—

Total	$1,326,000	$1,034,000

(1)	Audit fees consist of fees for professional services performed by PricewaterhouseCoopers for the audit of our annual financial statements, review of our quarterly financial statements, review of our registration statements and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Tax fees consist of fees for professional services performed by PricewaterhouseCoopers with respect to tax compliance, tax advice and tax planning.

The Audit Committee has considered whether provision of the above audit related services is compatible with maintaining the registered public accounting firm’s independence and has determined that such services are compatible with maintaining the registered public accounting firm’s independence.

Pre-Approval Policies and Procedures.

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm or any other auditing or accounting firm. The Audit Committee pre-approved all such services in 2013 and 2012.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

In addition, at our Annual Meeting of Stockholders held on June 8, 2012, our stockholders voted to express their preference on the frequency of future advisory votes on executive compensation. Because the frequency of once per year received the highest number of votes cast, our Board determined that we will include a non-binding advisory vote on executive compensation in our proxy materials every year until the next required advisory vote of our stockholders on the frequency of future advisory votes on executive compensation.

The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles, strongly aligned with our stockholders’ interests, and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 5

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such forms received and the written representations from certain reporting persons, the Company has determined that no officer, director or ten percent beneficial owner known to the Company was delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2013.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Horizon stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Horizon. Direct your written request to Horizon Pharma, Inc., Robert J. De Vaere, Chief Financial Officer, at 520 Lake Cook Road, Suite 520, Deerfield, IL 60015 or contact Robert J. De Vaere at 1-760-436-4010. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2015 must be received by us no later than                    , 2015, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. Under the Company’s amended and restated bylaws, a stockholder who wishes to make a proposal at the 2015 Annual Meeting of Stockholders without including the proposal in our proxy statement and form of proxy relating to that meeting must notify the Company no later than March 29, 2015, unless the date of the 2015 Annual Meeting of Stockholders is more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Robert J. De Vaere Secretary

                        , 2014

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 is available without charge upon written request to: Corporate Secretary, Horizon Pharma, Inc., 520 Lake Cook Road, Suite 520, Deerfield, IL 60015.

ANNEX A

HORIZON PHARMA, INC.

AMENDED 2011 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 31, 2011

APPROVED BY THE STOCKHOLDERS: JUNE 16, 2011

TERMINATION DATE: MARCH 30, 2021

AMENDED BY THE BOARD OF DIRECTORS: NOVEMBER 7, 2013

AMENDED BY THE BOARD OF DIRECTORS: NOVEMBER 16, 2013

AMENDED BY THE BOARD OF DIRECTORS: MARCH 3, 2014

AMENDED BY THE BOARD OF DIRECTORS: MAY 17, 2014

APPROVED BY THE STOCKHOLDERS: [                    ], 2014

1. GENERAL.

(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Horizon Pharma, Inc. 2005 Stock Plan (the “Prior Plan”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. From and after the Effective Date, all outstanding stock awards granted under the Prior Plan, which includes without limitation the Contingent Grants, shall remain subject to the terms of the Prior Plan; provided, however, any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement or are forfeited, redeemed or repurchased because of the failure to meet a contingency or condition required to vest such shares (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to Stock Awards after the Effective Date shall not exceed Sixteen Million Five Hundred Fifty Two Thousand One Hundred Thirty (16,552,130) shares, which number consists of: (i) the number of shares subject to the Available Reserve, (ii) plus an additional Ten Million (10,000,000) shares, plus (iii) an additional number of shares (which number consists of the Returning Shares, if any, as such shares become available from time to time), less (vi) the number of shares subject to the Contingent Grants (the “Share Reserve”). For clarity, the limitation in this Section 3(a)(i) is a limitation in the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a)(i) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Marketplace Rule 4350(i)(1)(A)(iii), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable stock exchange rules, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares Common Stock that may be available for issuance under the Plan.

(ii) Subject to subsection 3(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under Section 5 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) 1.29 shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Other Stock Award, or any other stock award granted under the Plan that is not described in subsection (i) above.

(b) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company or redeemed or repurchased by the Company or an Affiliate because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited, redeemed or repurchased shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b)(i), to the extent (i) there is issued a share of Common Stock pursuant to a Stock Award under the Plan (other than an Option or Stock Appreciation Right), and (ii) there are any Returning Shares granted under the Prior Plan pursuant to an award other than an Option or Stock Appreciation Right, and such share of Common Stock becomes available for issuance under the Plan pursuant to Section 1(a), Section 3(a)(i) or this Section 3(b)(i), then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.29 shares for each such share.

(ii) Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall not again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be the number of shares subject to the Plan’s Share Reserve.

(d) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments and except with respect to Inducement Awards, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of one million fifty-three thousand seventy-four (1,053,074) shares of Common Stock subject to Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(e) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING To OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the immediate sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a

Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate immediately upon such Participant’s termination of Continuous Service , and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. Except with respect to Inducement Awards, the maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed six hundred thirty-one thousand eight hundred forty-four (631,844) shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a

Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of 3 million dollars ($3,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in either event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common

Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation or any social security deduction obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax and social security contribution required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a)(i), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d) and 6(c)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution shall be set by the Board.

(ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11. EFFECTIVE DATE OF PLAN.

The Plan originally became effective on the IPO Date. This amended Plan shall become effective on the date of the 2014 Annual Meeting of the Company’s stockholders, if approved by the Company’s stockholders on such date.

12. CHOICE OF LAW.

The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Available Reserve” means the number of shares of common available for issuance pursuant to the grant of future awards under the 2011 Plan determined as of immediately prior to the Effective Date. The Available Reserve does not take into consideration the Contingent Grants.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(g) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) such Participant’s repeated failure to perform one or more essential duties and responsibilities to the Company; (ii) such Participant’s failure to follow the lawful directives of manager(s); (iii) such Participant’s material violation of any Company policy; (iv) such Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct or gross misconduct; (v) such Participant’s unauthorized use or disclosure of any proprietary information, confidential information or trade secrets of the Company or any other party to whom he or she owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (vi) such Participant’s willful breach of any of obligations under any written agreement or covenant with the Company or violation of any statutory duty owed to the Company. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Horizon Pharma, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Contingent Grants” means those stock options granted under the Plan on January 10, 2014 which will remain outstanding following the 2014 Annual Meeting of the Company’s stockholders contingent upon obtaining stockholder approval of an increase to the Plan’s share reserve at the 2014 Annual Meeting and which remain outstanding as of immediately prior to the 2014 Annual Meeting.

(o) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(p) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(q) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(r) “Director” means a member of the Board.

(s) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(t) “Effective Date” means the effective date of the Plan as set forth in Section 11.

(u) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(v) “Entity” means a corporation, partnership, limited liability company or other entity.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(x) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(y) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the NASDAQ Global Market or the NASDAQ Global Select Market, the Fair Market Value of a share of Common Stock, unless otherwise determined by the Board, shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the last market trading day prior to the day of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(z) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(aa) “Inducement Award” means a Stock Award granted pursuant to Section 3(g) of the Plan.

(bb) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(cc) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(dd) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(ee) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(ff) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(gg) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(hh) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ii) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(jj) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(kk) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ll) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(mm) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(nn) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(oo) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(pp) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.

(qq) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(rr) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(ss) “Plan” means this Horizon Pharma, Inc. Amended 2011 Equity Incentive Plan.

(tt) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(uu) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(vv) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ww) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(xx) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(yy) “Securities Act” means the Securities Act of 1933, as amended.

(zz) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(aaa) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(bbb) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(ccc) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ddd) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(eee) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

HORIZON

PHARMA

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 26, 2014.

Vote by Internet

Go to www.envisionreports.com/HZNP

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals - The Board of Directors recommends a vote “FOR” the nominees for director listed below and “FOR” Items 2, 3, 4 and 5.

1. Election of Class III Directors

Nominees: 01 - Gino Santini 02 - Timothy P. Walbert +

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees

For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

For Against Abstain

2. Approval of an amendment to our 2011 Equity Incentive Plan.

For Against Abstain

4. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.

For Against Abstain

3. Approval, pursuant to NASDAQ Listing Rule 5635, of the issuance of shares of our common stock in excess of 13,164,951 shares upon conversion of our 5.00% Convertible Senior Notes due 2018.

For Against Abstain

5. Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the Proxy Statement.

B Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X +

01UTUC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2013 Annual Report to Stockholders are available at: www.envisionreports.com/HZNP

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

+

Proxy - HORIZON PHARMA, INC.

Annual Meeting of Stockholders - June 27, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Timothy P. Walbert and Robert J. De Vaere, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Horizon Pharma, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Horizon Pharma, Inc. to be held June 27, 2014 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, AND “FOR” ITEMS 2, 3, 4 and 5.

(Continued and to be marked, dated and signed, on the other side.)

C Non-Voting Items

Change of Address - Please print new address below. Comments - Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +